UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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UNITED STATIONERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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United Stationers Inc. One Parkway North Boulevard, Suite 100 Deerfield, Illinois 60015

April 9, 2008

Dear Stockholder:

On behalf of the Board of Directors and management of United Stationers Inc., I cordially invite you to attend the 2008 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 14, 2008, at 2:00 p.m. Central Time, at the Company’s offices located at One Parkway North Boulevard, Deerfield, Illinois.

At this year’s Annual Meeting, the matters to be considered by stockholders are the election of three directors each to serve for a three-year term expiring in 2011, the ratification of the selection of the Company’s independent registered public accountants for 2008, and the transaction of such other business as may properly come before the meeting. The Board of Directors of the Company has determined that approval of the proposed slate of director nominees and ratification of the selection of independent registered public accountants is in the best interest of the Company and its stockholders, and has unanimously recommended a vote “FOR” election of these nominees and “FOR” ratification of the selection of independent registered public accountants.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, we recommend that you submit a proxy with your voting instructions by telephone, through the Internet or by completing, signing, dating and mailing your proxy card in accordance with the instructions provided on it. This way, your shares will be voted even if you are unable to attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend.

Sincerely yours,

Frederick B. Hegi, Jr.
Chairman of the Board

United Stationers Inc. One Parkway North Boulevard, Suite 100 Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2008.

•	The proxy statement and annual report to security holders are available at www.unitedstationers.com/investor/2008annualmeeting

The 2008 Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 14, 2008, at 2:00 p.m. Central Time, at the Company’s offices located at One Parkway North Boulevard, Deerfield, Illinois for the following purposes:

1. To elect three Class I directors each to serve for a three-year term expiring in 2011;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has unanimously recommended a vote “FOR” election of the director nominees and “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants.

The record date for the Annual Meeting is the close of business on Monday, March 17, 2008. Only stockholders of record as of that time and date are entitled to notice of, and to vote at, the meeting. Record holders of the Company’s Common Stock as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or by using the Internet.

By Order of the Board of Directors,

Eric A. Blanchard
Secretary

April 9, 2008

United Stationers Inc.
One Parkway North Boulevard, Suite 100
Deerfield, Illinois 60015

PROXY STATEMENT
APRIL 9, 2008

PROXY AND VOTING INFORMATION

The Board of Directors of United Stationers Inc. (referred to as “we” or the “Company” in this Proxy Statement) is soliciting your proxy for use at our 2008 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about April 9, 2008.

Who May Vote

Holders of record of our Common Stock at the close of business on Monday, March 17, 2008 (the “Record Date”) may vote at the Annual Meeting. On that date, 23,398,037 shares of our Common Stock were issued and outstanding. Each share entitles the holder to one vote.

How to Vote

If you are a holder of record of our Common Stock (that is, the shares are registered by our transfer agent directly in your own name) on the Record Date, you may submit a proxy with your voting instructions, by the respective applicable deadline shown on the accompanying proxy card, using any of the following methods:

•	By Telephone: Call 1-888-693-8683 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on your proxy card for voting by telephone.

•	Through the Internet: Go to the website http://www.cesvote.com and follow the instructions printed on your proxy card.

•	By Mail: Complete, sign, date and mail the proxy card in the enclosed envelope.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on your proxy card before your proxy and voting instructions will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message and at the designated website on the Internet. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been submitted successfully by telephone or through the Internet.

If you hold your shares of our Common Stock in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate voting form supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these shares, you must use the appropriate voting form or toll-free telephone number or website address specified on that firm’s voting form for beneficial owners.

How Proxies Work

Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you hold any shares in the Company’s Employee Stock Purchase Plan (“ESPP”), your proxy (whether given by mailing the proxy card or voting by telephone or through the Internet) will also serve as voting instructions to Computershare Trust Company, as nominee holder under the ESPP, with respect to the shares allocated to your account in the ESPP.

If you sign and return a proxy card, or use telephone or Internet voting, but do not specify how you want to vote your shares, the proxies will vote your shares “FOR” the election of each of the three director nominees and “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accountants for 2008. If you specify how you want to vote your shares on some matters but not others, the proxies will vote your shares as directed on the matters that you specify and “FOR” approval of the other matters described in this proxy statement. However, if you hold shares in the ESPP, Computershare Trust Company, as nominee holder under the ESPP, will not vote shares allocated to your ESPP account unless you indicate your voting instructions. The proxies will also vote your shares in their discretion on any other business that may properly come before the meeting.

Revocation of Proxies

If you have voted by submitting a proxy, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following methods:

•	Submitting a new proxy card that is properly signed with a later date;

•	Voting again at a later date by telephone or through the Internet — your latest voting instructions submitted before the deadline for telephone or Internet voting, 11:59 p.m. Eastern Time on May 13, 2008, will be counted and your earlier instructions revoked;

•	Sending a properly signed written notice of your revocation to the Secretary of the Company at United Stationers Inc., One Parkway North Boulevard, Suite 100, Deerfield, Illinois 60015-2559; or

•	Voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

A new proxy card with a later date or written notice of revocation shall not constitute a revocation of a previously submitted proxy unless it is received by the Secretary of United Stationers Inc. before the previously submitted proxy is exercised at the Annual Meeting.

Quorum

To conduct the business of the Annual Meeting, we must have a quorum. Under our current Bylaws, a quorum for the Annual Meeting requires the presence, in person or by proxy, of the holders of a majority of the 23,398,037 shares of our Common Stock issued and outstanding on the Record Date.

In general, a broker who holds securities as a nominee in street name has limited authority to vote on matters submitted at a stockholders’ meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the “NASD”) to vote on specific matters without the need to obtain instructions from the beneficial owner, a broker will specify a “non-vote” on those matters. Typically, however, brokers are permitted by the NASD to vote for the election of directors and the ratification of the selection of independent registered public accountants if they have not received instructions from the beneficial owner. Under Delaware law and our Bylaws, we count instructions to withhold voting authority for director nominees, any abstentions and broker non-votes as present at meetings of our stockholders for the purpose of determining the presence of a quorum.

Required Votes

Assuming a quorum is present, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees who receive the greatest number of votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for one or more nominees are not counted for this purpose and will not affect the outcome of this election.

Assuming a quorum is present, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants will require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be counted as represented and entitled to vote for purposes of determining the total number of shares that are represented and entitled to vote with respect to this proposal. As a result, an abstention from voting on this proposal will have the same effect as a vote “AGAINST” the matter. Broker non-votes will not be considered as represented and entitled to vote with respect to this proposal and will have no effect on the voting on this matter.

We do not know of any other matters to be submitted for stockholder action at the Annual Meeting.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic communication by our employees. Directors, officers and other employees of the Company who participate in soliciting proxies will not receive any additional compensation from the Company for doing so. Upon request, we will reimburse brokers, banks, custodians and other nominee record holders for their out-of-pocket expenses in forwarding proxy materials to their principals who are the beneficial owners of our Common Stock as of the Record Date.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Company’s business and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies relating to the Company’s overall performance rather than day-to-day operating details.

Our Board of Directors currently consists of nine members. The Board is divided into three classes, each of which is elected for a three-year term. The terms of the three current Class I Directors expire in 2008. John J. Zillmer, who has served as a Director since 2004 and currently serves a Class I Director, will not stand for reelection at the Annual Meeting due to time commitment constraints. Jean S. Blackwell, who was appointed to the Board of Directors as a Class III Director in May 2007, will be a nominee as a Class I Director at the Annual Meeting for election to a three-year term expiring in 2011. The other Class I Directors are current directors standing as nominees at the Annual Meeting for reelection to a three-year term expiring in 2011.

The nominees have indicated that they are willing and able to serve as Company Directors. If any nominee becomes unavailable for election for any reason, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote the shares they represent for any substitute nominee designated by the Board of Directors, upon recommendation of the Governance Committee.

Information regarding each of the Director nominees and the Directors continuing in office, including his or her age, principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Company Director, is set forth below.

Director Nominees

The nominees for election as Class I Directors at this year’s Annual Meeting, each to serve for a three-year term expiring in 2011, are set forth below:

Richard W. Gochnauer (58) became the Company’s President and Chief Executive Officer in December 2002, after joining the Company as its Chief Operating Officer and a Director in July 2002. Mr. Gochnauer is a member of the Executive and Technology Advisory Committees. From 1994 until he joined the Company, Mr. Gochnauer held the positions of Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods, a privately held food company that manufactures and distributes food and paper products.

Daniel J. Good (68) was elected to the Company’s Board of Directors in March 1995. Mr. Good serves as Chair of the Finance Committee and is a member of the Audit and Governance Committees. Mr. Good is Chairman of Good Capital Co., Inc., a private investment firm in Lake Forest, Illinois, and has served as such since 1995. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States. Prior to such time, he was Managing Director of Merchant Banking of Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc.

Jean S. Blackwell (53) was elected to the Company’s Board of Directors in May 2007. Ms. Blackwell is a member of the Audit and Human Resources Committees. Ms. Blackwell is the Executive Vice President and

Chief Financial Officer for Cummins Inc. From 1997 until her appointment in 2003 to her current position as Chief Financial Officer, Ms. Blackwell served as Vice President and General Counsel and Vice President, Human Resources and led Cummins’ shared services organization. Ms. Blackwell was appointed as Executive Vice President of Cummins in 2005. Prior to joining Cummins, Ms. Blackwell was a partner in the Indianapolis law firm of Bose McKinney & Evans and also worked for the State of Indiana as Budget Director and for the State Lottery Commission as Executive Director. Ms. Blackwell currently serves as a director of The Phoenix Companies, a life insurance and asset management company.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A CLASS I DIRECTOR.

Continuing Directors

The other Directors, whose terms will continue after this year’s Annual Meeting, are as follows:

Class II Directors — Continuing in Office until 2009 Annual Meeting

Charles K. Crovitz (54) was elected to the Company’s Board of Directors in October 2005. Mr. Crovitz serves as Chair of the Technology Advisory Committee and is a member of the Human Resources Committee. On September 26, 2007, Mr. Crovitz was appointed as the Interim Chief Executive Officer of The Children’s Place, which position he currently holds. Prior to this appointment, Mr. Crovitz was a member of the executive leadership team of Gap Inc. from 1993 until 2003, most recently serving as Executive Vice President and Chief Supply Chain Officer. During his 10-year career with Gap, Mr. Crovitz was also Executive Vice President, Supply Chain and Technology and Senior Vice President, Strategy and Business Development. Prior to that, he held various positions with Safeway Inc., including serving as a member of the operating committee, Senior Vice President and Chief Information Officer, and Vice President, Director of Marketing for Safeway Manufacturing Group. Mr. Crovitz also spent several years with McKinsey & Company where he was an Engagement Manager, leading client service teams in retailing, forest products, steel, and personal computer industries. He currently serves as a board member for The Children’s Place.

Ilene S. Gordon (54) was elected to the Company’s Board of Directors in January 2000. Ms. Gordon is a member of the Human Resources Committee. She currently serves as President and Chief Executive Officer of Alcan Packaging, a multinational company engaged in flexible and specialty packaging. Alcan Packaging is a business unit of Rio Tinto Alcan. From December 2006 to October 2007, Ms. Gordon was Senior Vice President of Alcan, Inc. and President and Chief Executive Officer of Alcan Packaging. Alcan Packaging was acquired by Rio Tinto in October 2007. From 2004 until appointment in December 2006 to her current position, Ms. Gordon served as President of Alcan Food Packaging Americas, a division of Alcan Inc. From 1999 until Alcan’s 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a flexible packaging business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco’s folding carton business. Ms. Gordon also serves as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management business.

Frederick B. Hegi, Jr. (64) was elected to the Company’s Board of Directors in March 1995 and has served as its Chairman since November 1996. Mr. Hegi serves as Chair of the Executive Committee and is a member of the Governance and Finance Committees. Mr. Hegi is a founding partner of Wingate Partners, a private investment firm, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. Mr. Hegi is a director of Drew Industries Incorporated, a company that produces a broad array of components for manufactured housing and recreational vehicle industries; and Texas Capital Bancshares, Inc., a bank holding company.

Class III Directors — Continuing in Office until 2010 Annual Meeting

Roy W. Haley (61) was elected to the Company’s Board of Directors in March 1998. Mr. Haley serves as Chair of the Audit Committee. Mr. Haley is the Chairman and Chief Executive Officer of WESCO International, Inc., a wholesale supplier of electrical and other industrial supplies and services. Prior to joining WESCO in February 1994, he was President and Chief Operating Officer of American General Corporation, one of the nation’s largest consumer financial services organizations. In addition to his service as a director of WESCO,

Mr. Haley is a director of Cambrex Corporation, a supplier of pharmaceutical and life science industry products and services, and serves as a director of the Federal Reserve Bank of Cleveland.

Benson P. Shapiro (65) was elected to the Company’s Board of Directors in November 1997. Dr. Shapiro serves as Chair of the Governance Committee and is a member of the Executive Committee. Dr. Shapiro has served on the faculty of Harvard University for 37 years. He currently is The Malcolm P. McNair Professor of Marketing Emeritus at the Harvard Business School and the President of B.P. Shapiro, Inc., a business consulting firm that he founded in 1972. He continues to teach in Harvard’s executive programs on a part-time basis and spends most of his time outside Harvard engaged in consulting, public speaking, teaching, serving on boards, and writing.

GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The Company is committed to the use of sound corporate governance principles and practices in the conduct of its business. The Company’s Board has adopted the United Stationers Inc. Corporate Governance Principles (the “Governance Principles”) to address certain fundamental corporate governance issues. The Governance Principles provide a framework for Company governance activities and initiatives and cover, among other topics, Director independence and qualifications, Board and Committee composition and evaluation, Board access to members of management and independent outside advisors, Board meetings (including meetings in executive session without management present) and succession planning. These principles also provide for the separation of the position of Chairman of the Board, who would normally serve as the Company’s lead independent Director, from that of its Chief Executive Officer. The Governance Principles are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com. Neither the Governance Principles nor any other information contained on or available through the Company’s website and referred to in this Proxy Statement is incorporated by reference in, or considered to be part of, this Proxy Statement.

Code of Conduct

The Company’s Board of Directors also has adopted the United Stationers Inc. Code of Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all Directors, officers and employees, and covers topics such as compliance with laws and regulations, proper use of the Company’s assets, treatment of confidential information, ethical handling of actual or apparent conflicts of interest, accurate and timely public disclosures, prompt internal reporting of violations and accountability for adherence to its guidelines. A copy of the Code of Conduct is included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

Board Independence

The Company’s Board of Directors has affirmatively determined that all of its members, other than Mr. Gochnauer, who serves as the Company’s President and Chief Executive Officer, are independent within the meaning of the Company’s independence standards set forth in its Governance Principles. The Company’s Governance Principles incorporate the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), and reflect the Board’s policy that a substantial majority of the Directors who serve on the Company’s Board should be independent Directors. Indeed, for a number of years, a substantial majority of the Company’s Board of Directors has been comprised of independent Directors.

Executive Sessions

Non-management Directors meet regularly in executive sessions without management. In accordance with the Company’s Governance Principles, executive sessions are held at least four times a year. The Company’s independent Chairman of the Board generally presides at such sessions.

Self-Evaluation

The Board and each of the Audit, Governance, Human Resources, Finance and Technology Advisory Committees conduct an annual self-evaluation, as contemplated by the Company’s Governance Principles and the charters of such Board committees. The Board also conducts peer evaluations of each Director, which include evaluations of individual Director performance.

Board Meetings and Attendance

The Board of Directors held seven meetings during 2007. During this period, each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and of the Board Committees on which he or she served.

Board Committees

General

The Board of Directors has established six standing committees — an Audit Committee, a Governance Committee, a Human Resources Committee, a Finance Committee, a Technology Advisory Committee and an Executive Committee. The Governance Committee serves as and performs the functions of a Board nominating committee. Each of the standing committees operates under a written charter adopted by the Board. The charters for the committees are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The membership of and number of meetings held by each such standing committee during 2007 are as follows:

Audit Committee — 9 meetings	Governance Committee — 6 meetings
Roy W. Haley — Chair	Benson P. Shapiro — Chair
Jean S. Blackwell	Daniel J. Good
Daniel J. Good	Frederick B. Hegi, Jr.
John J. Zillmer

Human Resources Committee — 5 meetings	Executive Committee — no meetings
John J. Zillmer — Chair	Frederick B. Hegi, Jr. — Chair
Jean S. Blackwell	Richard W. Gochnauer
Charles K. Crovitz	Benson P. Shapiro
Ilene S. Gordon

Finance Committee — 17 meetings	Technology Advisory Committee — 10 meetings
Daniel J. Good — Chair	Charles K. Crovitz — Chair
Frederick B. Hegi, Jr.	Richard W. Gochnauer

Jean S. Blackwell became a member of the Audit and Human Resources Committee on June 18, 2007.

Audit Committee

The Board has determined that all of the above members of the Audit Committee are independent pursuant to NASDAQ’s current listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee received any compensation from the Company during 2007 other than for services as a member of the Board or one or more of its committees. The Board also has determined that all Audit Committee members are financially literate and at least two members have financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley and Jean S. Blackwell qualify as “audit committee financial experts” within the meaning of applicable Securities and Exchange Commission (“SEC”) regulations.

The principal functions of the Audit Committee involve assisting the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent registered public accountants; (4) performance of the internal audit function; and (5) the Company’s legal, regulatory and ethical compliance programs. The Audit Committee’s nine meetings during 2007 included reviews with management and the Company’s independent registered public accountants regarding the Company’s financial statements before their inclusion in the Company’s annual and quarterly reports filed with the SEC. For additional information, see “Report of the Audit Committee.”

The Audit Committee operates under a written charter most recently amended as of July 26, 2005. The charter was last reviewed by the Committee in July 2007. The charter is included under “Corporate Governance” as part of the “Investor Information” section available through our website at http://www.unitedstationers.com.

Governance Committee

The Governance Committee evaluates corporate governance principles and makes recommendations to the full Board regarding governance matters, including evaluating and recommending Director compensation, evaluating the performance of the Company’s President and Chief Executive Officer and the Board of Directors and reviewing succession planning with respect to the President and Chief Executive Officer. The Company’s Board has determined that all of the members of the Governance Committee are independent pursuant to current NASDAQ listing standards. In performing the functions of a nominating committee, the Governance Committee reviews and makes recommendations to the full Board concerning the qualifications and selection of Director candidates, including any candidates that may be recommended by Company stockholders.

The Governance Committee operates under a written charter most recently amended as of May 15, 2003. The charter was last reviewed by the Committee in December 2007. The charter is included under “Corporate Governance” as part of the “Investor Information” section available through our website at http://www.unitedstationers.com.

Human Resources Committee

The Human Resources Committee of the Board of Directors generally acts as a Board compensation committee. It reviews and approves or makes recommendations to management and the Board of Directors with respect to compensation, employment agreements and benefits applicable to executive officers. The Human Resources Committee also oversees the development and administration of compensation, benefits, training and development programs and employment policies generally applicable to our employees.

The members of the Human Resources Committee are John J. Zillmer, Chair, Jean S. Blackwell, Charles K. Crovitz and Ilene S. Gordon. The Board has determined that all of the members of the Committee are independent pursuant to current NASDAQ listing standards.

The Human Resources Committee operates under a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of July 26, 2007. The charter was last reviewed by the Committee in July 2007. The charter is included under “Corporate Governance” as part of the “Investor Information” section available through our website at http://www.unitedstationers.com.

The Human Resources Committee is required by its charter to meet at least three times per year. During 2007, the Human Resources Committee had five meetings and met in executive session at each regularly scheduled meeting with only the independent committee members and the independent Chairman of the Board present during executive session. The agendas, meetings and calendar are developed and set by the Chair of the Human Resources Committee with input from the Human Resources Department and the President and Chief Executive Officer. The Chairman, Chief Executive Officer, other members of management and outside advisors may be invited to attend all or a portion of a Human Resources Committee meeting, other than an executive session, depending on the nature of the agenda items. Neither the Chief Executive Officer nor any other member of management votes on items before the Human Resources Committee; however, the Human Resources Committee and the Board of Directors solicit the views of the Chief Executive Officer on compensation matters, including the compensation of our executive officers.

Among its executive compensation oversight responsibilities, the Human Resources Committee approves the base salaries and annual incentive compensation targets of our executive officers. The Human Resources Committee generally oversees the development and administration of our compensation and benefits plans, programs and practices, and reviews and makes recommendations to the Board on overall compensation and benefits objectives. With respect to our annual incentive programs, the Human Resources Committee establishes performance targets under our Amended and Restated Management Incentive Plan or criteria applicable to other executive officer bonuses and reviews attainment of such targets or satisfaction of other relevant criteria. The Human Resources Committee also administers and approves grants to our executive officers under our equity-based, long-term incentive plans. The Committee also advises and consults with the Governance Committee and the Board on non-employee director compensation.

The Human Resources Committee may establish its own procedural rules except as otherwise prescribed by the Company’s Bylaws, applicable law or rules of the NASD. The Human Resources Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Human Resources Committee, subject to such terms and conditions (including required reporting back to the full Committee) as the Human Resources Committee may prescribe.

The Human Resources Committee has the authority to retain directly (and terminate the engagement of) any outside compensation consultants, outside counsel or other advisors that the Human Resources Committee in its discretion deems appropriate to assist it in the performance of its functions, with the sole authority to approve related retention terms and fees for any such advisors. We will provide for appropriate funding, as determined by the Human Resources Committee, for payment of compensation to such outside advisors the Human Resources Committee retains.

The Human Resources Committee has, from time to time, engaged the services of an independent consultant, Frederic W. Cook & Co., Inc. (“F.W. Cook”). During the last fiscal year, the Human Resources and Governance Committees engaged and were advised by F.W. Cook. Pursuant to the requests of these committees, F.W. Cook provided them with updates on compensation trends and regulatory developments, advice on program design and compensation levels for both executive and director compensation and other related items as requested by the Committees. In completing its work, F.W. Cook works directly on behalf of the Committee, does no other work for the Company or any of its senior executives, and has no other ties to the Company.

For additional information, see “Executive Compensation — Compensation Discussion and Analysis — Use of Consultants.”

Executive Committee

The Executive Committee has the authority to act upon any corporate matters that require Board approval, except where Delaware law requires action by the full Board or where the matter is required to be approved by a committee of independent Directors in accordance with applicable regulatory requirements.

Finance Committee

The purpose of the Finance Committee is to review and provide guidance to the Company’s Board of Directors and management with respect to the Company’s present and future capital structure, requirements and opportunities, as well as plans, strategies, policies, proposals and transactions related to corporate finance, including potential acquisitions and divestitures.

Technology Advisory Committee

The purpose of the Technology Advisory Committee is to assist the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (1) the assessment and management of the Company’s information technology (“IT”) assets and systems; (2) the promotion of an effective, efficient, scalable, flexible, secure and reliable IT infrastructure that enhances the Company’s business and interactions with its reseller customers; (3) the consideration of the impact of emerging IT developments that may affect the Company’s IT systems or business; and (4) the alignment of the Company’s IT strategic direction, investment needs and priorities with its overall business strategies.

Consideration of Director Nominees

Ms. Jean S. Blackwell is a nominee for Director at the 2008 Annual Meeting of Stockholders. During 2006, the Board engaged DHR Executive Search (“DHR”) to conduct a search and present possible candidates for a new Director to fill a vacancy on the Board. Ms. Blackwell was one of the candidates presented by DHR. Ms. Blackwell thereafter joined the Board of Directors in May 2007. As a matter of good governance, the

Governance Committee of the Board of Directors has nominated Ms. Blackwell to stand for election before the stockholders at this year’s annual meeting.

The Governance Committee periodically assesses the Board’s size and composition and whether there may be any near-term vacancies on the Board due to retirement or otherwise. The Governance Committee uses a variety of methods to identify and evaluate potential Director nominees when the need for a new or additional Director is identified. It may seek or receive candidate recommendations from other Board members, members of the Company’s senior management, stockholders or other persons. In addition, if and when it deems appropriate, the Governance Committee may retain an independent executive search firm to assist it in identifying potential Director candidates. Any such candidates may be evaluated at regular or special meetings of the Governance Committee, and the Governance Committee may solicit input from other Directors.

In evaluating any identified or submitted candidates for the Board, the Governance Committee seeks to achieve a balance of knowledge, skills, experience and capability on the Board and to address the Board membership criteria set forth in the Company’s Governance Principles. In addition, the Governance Committee believes that candidates must have high personal and professional ethics and integrity, with values compatible with those of the Company; broad and substantial experience at a senior managerial or policy-making level as a basis for contributing wisdom and practical insights; the ability to make significant contributions to the Company’s success; and sufficient time to devote to their duties as a Director. In addition, the Governance Committee believes it is important that each Director represent the interests of all stockholders.

The Governance Committee’s policy is to consider properly submitted stockholder nominations for Director candidates in the same manner as a committee-recommended nominee. To recommend any qualified candidate for consideration by the Governance Committee, a stockholder should submit a supporting written statement to the Company’s Secretary at United Stationers Inc., One Parkway North Boulevard, Deerfield, Illinois 60015-2559 in accordance with the procedures and deadlines described later in this Proxy Statement under the heading “Stockholder Proposals.” This written statement must contain: (i) as to each nominee, his or her name and all such other information as would be required to be disclosed in a proxy statement with respect to the election of such person as a Director pursuant to the Exchange Act; (ii) the name and address of the stockholder providing such recommendation, a representation that the stockholder is the record owner of shares entitled to vote at the meeting, the number of shares owned, the period of such ownership and a representation that the stockholder intends to appear in person or by proxy to nominate the person specified in the statement; (iii) whether the nominee meets the objective criteria for independence of directors under applicable NASDAQ listing standards and the Company’s Governance Principles; (iv) a description of all arrangements or understandings, and any relationships, between the stockholder and the nominee or any other person or persons (naming such person(s)) pursuant to which the nomination is to be made by the stockholder; and (v) the written consent of each nominee to serve as a Director if so elected.

Communications with the Board and Annual Meeting Attendance

Any stockholder who desires to contact the Company’s Chairman of the Board, who serves as its lead independent Director, or the other members of the Board of Directors may do so by writing to: Chairman of the Board, or Board of Directors, United Stationers Inc., One Parkway North Boulevard, Suite 100, Deerfield, Illinois 60015-2559. All such written communications will be forwarded to and collected by the Company’s Secretary and delivered in the form received to the Chairman of the Board or, if so addressed or deemed appropriate based on the facts and circumstances outlined in the communication, to another member of the Board or a chair of one of its standing committees. However, unsolicited advertisements, invitations or promotional materials may not be forwarded to Directors, in the discretion of the Secretary.

Directors are encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s Directors attended the 2007 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the background and objectives of our compensation programs for senior management and the material elements of the compensation of each of the executive officers identified in the following table, who we refer to as our named executive officers:

Name	Title

Richard W. Gochnauer	President and Chief Executive Officer
Victoria J. Reich	Senior Vice President and Chief Financial Officer
Kathleen S. Dvorak	Former Senior Vice President and Chief Financial Officer
P. Cody Phipps	President, United Stationers Supply
Patrick T. Collins	Senior Vice President, Sales
Mark J. Hampton	Senior Vice President, Marketing

  Objectives and Design of Our Compensation Program

Our executive compensation is designed to attract talented executives, to reward them fairly for their contributions to the Company, and to retain those individuals who perform at or above our expectations. In addition, our executive compensation program is intended to support our strategic objectives and align the interests of our executives and our stockholders. Our executive compensation program consists of base salary, annual cash incentives, and long-term equity incentives, as well as benefits that are generally available to our salaried employees and certain perquisites. We believe that spreading compensation across three primary components — annual base salary, annual cash incentive that is tied to operating and financial performance, and long-term incentives that reward our executives based on our stock price performance — provides a desirable balance of fixed and at-risk compensation, balances short-term and long-term goals, aligns the interests of management and stockholders, and allows us to offer a compensation package that is competitive in the marketplace.

Each year we give detailed descriptions of each executive’s job responsibilities to Hewitt Associates, a human resources consulting firm that provides us with information and advises us on executive compensation matters. Hewitt provides information about the total compensation — including base salary, annual incentive compensation and long-term incentive compensation — paid to executives performing comparable jobs at companies included in a comparator group of companies or generally included in Hewitt’s database. Hewitt is retained by our management. The Human Resources Committee has separately retained an independent consultant, Frederic W. Cook & Co., Inc., to advise the Committee on compensation matters. For additional information about consulting services provided by Frederic W. Cook & Co., Inc. and Hewitt Associates, see “— Use of Consultants.”

To determine what similar companies are paying for similar positions in the outside labor market, Hewitt identified companies comparable to us in revenue or number of employees, companies that are in similar industries to us, and wholesalers in other industries. Management and the Board of Directors reviewed the information provided by Hewitt and selected twenty-three companies for our comparator group:

Anixter International Inc.	IKON Office Solutions, Inc.
Arrow Electronics, Inc.	Ingram Micro Inc.
Avery Dennison Corporation	Insight Enterprises, Inc.
Avnet, Inc.	Newell Rubbermaid Inc.
Boise Cascade Corporation	Office Depot, Inc.
Brightpoint, Inc.	Ryerson Inc.
Cardinal Health, Inc.	Staples, Inc.
CDW Corporation	Steelcase Inc.
Corporate Express, Inc.	Sysco Corporation
Genuine Parts Co.	Tech Data Corporation
HNI Corporation	W.W. Grainger, Inc.
WESCO International, Inc.

Because of the large variance in size among the Company, the companies in our comparison group, and the other companies in Hewitt’s database, we use regression analysis — a statistical technique for investigating and modeling the relationship between variables — to estimate the effect the size of company revenue has on executive compensation and to adjust the compensation data for differences in revenue size among the companies in our comparator group and the other companies in Hewitt’s database. This adjusted value is used as the basis of comparison of compensation paid to executives by us and by the companies included in the data provided by Hewitt. We review Hewitt’s analyses of compensation paid by companies in our comparison group and the other companies in Hewitt’s database as well as compensation data from other sources to create marketplace compensation profiles. Our total compensation mix is targeted at setting base salary at the fiftieth percentile of these marketplace compensation profiles and setting short-term and long-term target incentives slightly above the fiftieth percentile. We may depart from these targets when appropriate based on the experience level of an individual, his or her contributions to the Company, market factors, or other considerations. In general, we believe our targets allow us to recruit, motivate, and retain the executive talent necessary to develop and execute our strategy.

Elements of Compensation

The primary elements of compensation are base salary, annual cash incentive under our Amended and Restated Management Incentive Plan (MIP), and long-term equity incentives under our Amended 2004 Long-Term Incentive Plan (LTIP). The Governance Committee of our Board of Directors oversees the annual evaluation of Mr. Gochnauer’s performance and provides related input and recommendations to the Human Resources Committee and the Board of Directors. Mr. Gochnauer annually reviews the performance of all other executive officers and makes compensation recommendations to the Human Resources Committee. The Governance Committee’s and Mr. Gochnauer’s compensation recommendations include recommendations with respect to base salary adjustments and annual cash and long-term incentive targets. The Human Resources Committee approves the final salary adjustments and incentive targets and can exercise its discretion in modifying any recommended adjustments or incentive targets.

The following table summarizes each element of our executive compensation program, its purpose and role within our total compensation program, and how the element is designed and compensation levels are determined:

Base Salary

Purpose and Role within Total
Compensation Package	Design & Determination

Provide fixed compensation to attract, motivate and retain executive talent.

Must generally be competitive and internally equitable to attract and retain talent.

Foundation of total pay, as annual and long-term incentive targets are established as a percentage of base salary.	Base salaries are reviewed annually based on the following factors:
  • The median base salaries for executives with similar responsibilities based on comparator group and general industry compensation data provided by Hewitt Associates
  • The median merit (annual) increase percentage projected to be made in the current year by comparator companies and by general industry based on data provided by Hewitt Associates
  • Adjustments to reflect an individual executive’s responsibilities, experience, job performance and contribution to overall business goals
  • Internal equity among Company executives

Annual adjustment recommendations are made to the Human Resources Committee by Mr. Gochnauer (or in the case of Mr. Gochnauer’s annual adjustment, by Hewitt Associates) based on the foregoing, including any changes in responsibility, job performance or market compensation developments.

Annual Incentive: Amended and Restated Management Incentive Plan (MIP)

Purpose and Role within Total Compensation Package	Design & Determination

Reward performance against established business goals and accomplishments in a given year.

Motivate executives to achieve important financial and strategic annual objectives.

Focus executives appropriately on those short-term results that are closely tied to long-term stockholder value creation.	Each named executive officer’s 2007 annual incentive target was set by the Human Resources Committee as a percentage of his or her base salary. Each executive’s annual incentive payout is determined by multiplying the dollar value of his or her incentive target by the actual award payout percentage.

Target percentages are generally set slightly above the median for annual incentives awarded to similar level positions based on comparator group and general industry compensation data provided by Hewitt Associates, subject to adjustment by the Human Resources Committee to reflect the executive’s responsibilities, job performance, experience and contribution to overall business goals. No such adjustments were made for 2007.

The Human Resources Committee establishes performance objectives each year based on adjusted net income, total expense as a percentage of sales, adjusted return on invested capital, OSHA recordable index, and lost time severity index.

The target financial performance factors for the MIP are established at levels that are consistent with our expectation that our long-term diluted earnings per share percentage growth rate will be in the mid-teens. The target safety performance factors for the MIP are selected to encourage continuous safety improvement and to foster a strong safety culture. The threshold, target and maximum levels of each performance factor are set with the following objectives: the relative difficulty of achieving each level is consistent from year to year; the target level is both challenging and achievable and reflects the midpoint of planned Company performance; the performance ranges within which minimum and maximum incentive payouts can be earned are consistent with the range of financial results within which performance is expected to occur; and a minimum payment is made to reward partial achievement of the targets and a maximum payment rewards attainment of an aggressive, but potentially achievable, level of performance. For a description of the performance factors and the threshold, target and maximum goals established by the Committee for 2007, see “— 2007 Management Incentive Plan Objectives and Payout”.

If the Human Resources Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the performance factors or unduly influenced our ability to meet them, the Committee may increase or decrease the performance objectives, except no adjustment by the Committee will increase the annual incentive paid to a named executive officer. The Human Resources Committee did not adjust any of the performance factors for the 2007 MIP with respect to any named executive officer.

Long Term Incentive Plan (LTIP)

Purpose and Role within Total Compensation Package	Design & Determination

Reward stockholder value creation as reflected in stock price appreciation. Vesting provisions and terms of non-qualified stock options and restricted stock are consistent with promoting a long-term management perspective.

Create direct link between compensation of executives and interests of stockholders with awards that derive value based on our stock price.

Encourage long-term planning.

Provide retention tool during the vesting period.	Non-qualified stock option and restricted stock awards were made to all named executive officers in 2007. The economic value of each executive’s total LTIP award was divided equally between the options and the restricted stock. The options have 10-year terms and vest in three substantially equal annual increments. The restricted stock awards also vest in three substantially equal annual increments, except that if the aggregate diluted earnings per share for the four quarters preceding a vesting date do not exceed $1.00, the restricted stock scheduled to vest on that date will be forfeited. (The $1.00 earnings per share requirement is designed to assure tax deductibility as described below. See “— Tax Deductibility.”)

The economic value of named executive officers’ total LTIP awards are generally targeted at slightly above the median value of equity awards to executives in similar positions based on comparator group and general industry compensation data provided by Hewitt and Associates, subject to adjustment by the Committee to reflect the executive’s responsibilities, job performance and contribution to overall business goals, as well as the Company’s desire to retain executives. In 2007, the Committee approved adjustments for certain named executive officers pursuant to the foregoing factors. The purpose of targeting the economic value of LTIP awards at slightly above the median value is to promote a “pay for performance” culture by putting a greater percentage of executives’ compensation at risk. Allocating half of the economic value of the awards to restricted stock (as opposed to allocating all of the value to stock options) may reduce dilution and enhance the retention value of the LTIP award.

Management recommends the target economic value as a percentage of base salary for each executive (other than Mr. Gochnauer) and the Human Resources Committee reviews and acts on the recommendations. The Human Resources Committee solicits the advice of Frederic W. Cook & Co., Inc. in reviewing and approving equity awards.

In addition to granting stock-based awards annually to existing executives and upon the hiring of new executives, management may recommend and the Committee may grant special stock-based awards to retain or reward executives. The Committee did not make any such special grants to any named executive officer in 2007.

Perquisites and Other Benefits

Purpose and Role within Total Compensation Package	Design & Determination

Provide a complete and competitive compensation package that supports our goal of attracting and retaining key executive talent.

Provide competitive benefits to promote the health, well-being and financial security of our executives.
Cash allowances are provided in lieu of separate perquisite programs such as autos or auto allowances, financial planning reimbursements, physical examination reimbursements, and supplemental liability insurance. The CEO recommends, and the Committee approves, perquisite allowances based on comparator group and general industry data provided by Hewitt Associates.

Other executive benefits include:

 • Officer healthcare expense reimbursement program, which allows executives to be reimbursed for 100% of covered healthcare expenses not paid by the general employee health plan
 • Group life insurance and accidental death and dismemberment insurance equal to 2 1/2 times the executive’s base salary, up to a maximum benefit of $1.2 million
 • $300,000 of business travel insurance and long-term disability insurance equal to 60% of executive’s annual base salary, up to a maximum of $15,000 per month

Our executives are also eligible to participate in all of our other employee benefit plans, such as medical, dental, vision, and our 401(k) plan, pension plan, and post-retirement healthcare plan, in each case on the same basis as our other employees except that Mr. Gochnauer, Ms. Reich and Mr. Phipps will be provided a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits. See “Executive Compensation — Retirement Benefits.”

Employment Contracts

Purpose and Role within Total Compensation Package	Design & Determination

Contractually set forth the compensation, benefits and duties, including restrictive covenants, of executives.	These Agreements set forth each executive’s initial annual salary, benefits during employment and post-termination benefits, including in the event of a Change of Control.

Help assure retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of the long-term strategy of the Company.	The benefit levels and triggering events have been established to be competitive with the general industry based on publicly available data.

Based on its evaluation of the factors listed in the table above — including base salaries and annual and long-term incentive compensation at comparator companies; each named executive officer’s individual responsibilities, job performance and contribution to achievement of business objectives; alignment of executives’ and stockholders’ interests; and attracting, motivating and retaining executive talent — the Human Resources Committee believes the amounts paid to each named executive officer and the targets established for each named executive officer were appropriate.

2007 Base Salary Adjustments

In setting Mr. Gochnauer’s base salary for 2007, the Human Resources Committee reviewed a report provided by Hewitt that summarized Mr. Gochnauer’s base salary for each year since 2002. The report also summarized Hewitt’s survey of projected base pay increases for chief executives at nearly 1,100 companies, including those for the comparator group. The data reflected average projected merit increases within the survey companies of approximately 3.8% for executive positions. The report benchmarked Mr. Gochnauer’s salary against the regressed base salary data for CEOs at companies in the comparator group and in Hewitt’s general industry database. The comparison reflected that Mr. Gochnauer’s 2006 base salary was below the adjusted average and slightly above the adjusted median of both the comparator group and the general industry data. Based on this data, Hewitt recommended and the Human Resources Committee approved a 3.5% increase in Mr. Gochnauer’s base salary for 2007.

The Human Resources Committee set the 2007 base salaries of the other named executive officers based on recommendations from Mr. Gochnauer. In making his salary evaluations, Mr. Gochnauer first reviewed the base salaries of the Company’s executive officers as a whole in comparison to the salaries of executives in the comparator group and in Hewitt’s general industry database. Mr. Gochnauer then assessed each executive’s responsibilities, job performance and contributions to overall business goals, including evaluating the executives in relation to the entire executive team. Based on these factors, Mr. Gochnauer recommended to the Human Resources Committee salary increases for the other named executive officers that ranged from 3.5% to 5.0%. After considering Mr. Gochnauer’s recommendations, the Human Resources Committee approved his proposed merit increases for the named executive officers.

2007 Amended and Restated Management Incentive Plan Performance Objectives and Payout

Under our Amended and Restated Management Incentive Plan, executives and other associates are eligible to receive annual cash bonuses based on the Company’s achievement of specific performance objectives. During the first quarter of 2007, the Human Resources Committee established the following threshold, target, and maximum levels for each of the MIP objectives:

MIP Component	Threshold	Target	Maximum

Adjusted Net Income (weighted 50%)	$96,395,000	$113,406,000	$124,745,000
Total Costs as a % of Net Sales (weighted 25%)	16.14%	15.59%	15.32%
Adjusted Return on Invested Capital (weighted 20%)	13.88%	14.30%	14.63%
OSHA Recordable Index (weighted 3.5%)	4.42	4.10	3.69
Lost-Time Severity Index (weighted 1.5%)	19.90	16.58	13.26

For purposes of the 2007 MIP, adjusted net income was defined by the Human Resources Committee to mean net income as reported in our audited financial statements, adjusted for the following (net of tax): interest expense from 2007 share repurchases, net impact of acquisitions and divestitures completed in 2007, net costs related to refinancing debt, changes in accounting principles, and impact of certain workers’ compensation claims. Total cost was defined as operating expenses plus cost components of gross margin covering occupancy, advertising materials, distress loss and net delivery freight (excluding interest expense from 2007 share repurchases, net impact of acquisitions and divestitures completed in 2007, net costs related to refinancing debt, changes in accounting principles, and impact of certain workers’ compensation claims). Adjusted return on invested capital was determined by dividing adjusted after-tax earnings from continuing operations by our twelve-month average of current assets (excluding cash) minus current liabilities (excluding debt) plus net property, plant and equipment, excluding from both the numerator and the denominator the net impact of acquisitions and divestitures completed in 2007 and excluding from the denominator the accrued liability associated with interest expense from 2007 share repurchases. The last two components of the MIP reflected our safety performance, as measured by the frequency of reportable incidents (as defined by Occupational Health and Safety Administration guidelines) and the number of lost time days, from which the Lost Time Severity Index is calculated. We believe this mix of performance measures encourages employees to focus appropriately on the Company’s key financial and strategic objectives.

Payment of awards under the MIP is based upon the level of achievement of each objective. The payout on each performance objective can range from 0% to 200% of the target award related to that objective, depending on whether our performance on that objective is below threshold (payout of 0%); between threshold and target (payout greater than 0% but less than 100%); between target and maximum (payout between 100% and 200%); or at or above maximum (payout of 200%).

Each named executive officer’s 2007 annual incentive target was set as a percentage of his or her base salary. Each executive’s annual incentive payout is determined by multiplying the dollar value of his or her incentive target by the actual award payout percentage. The 2007 targets for the named executive officers and the actual incentives paid to the executives are listed in the following table:

			2007
	2007	2007	Incentive Award	2007
	Incentive Target	Incentive	as a Percent of	Incentive
Name	(% of Base Salary)(1)	Target ($)	Target	Paid ($)

Richard W. Gochnauer	80	683,400	91.4	624,368
Victoria J. Reich	60	140,000	91.4	127,904
Kathleen S. Dvorak(2)	—	—	—	—
P. Cody Phipps	65	289,981	91.4	264,933
Patrick T. Collins	50	161,212	91.4	147,287
Mark J. Hampton	50	150,175	91.4	137,203

(1)	The salary information in the 2007 Summary Compensation Table includes the perquisite allowances paid to the named executive officers. Those amounts are not included in the base salary on which the executives’ MIP awards are calculated.

(2)	Ms. Dvorak did not receive a payout under the 2007 Management Incentive Plan. Under the Transition and Release Agreement entered into between Ms. Dvorak and the Company in September 2006, Ms. Dvorak received an amount equal to what her 2007 MIP target incentive would have been if she had been MIP eligible, pro-rated based on her employment termination date of September 1, 2007. See “— Employment Contracts and Employment Termination and Change of Control Arrangements — Former CFO Transition and Release Agreement.”

The MIP payout has been at or above the overall target level twice in the last five years, but during that period we have never achieved the maximum performance level. The annual incentive payout percentage over the past five years has ranged from approximately 42% to 164% of participants’ target award opportunity. The Committee generally attempts to set the minimum, target and maximum levels so the relative difficulty of achieving the target level is consistent from year to year, based on our financial plan for the year.

For the 2008 MIP, the Committee increased the weighting assigned to adjusted return on invested capital from 20% to 25% and decreased the weighting of adjusted net income from 50% to 45%.

2007 Long Term Incentive Plan Awards

The Human Resources Committee approved the economic value of Long Term Incentive Plan awards at its regularly scheduled July 2007 meeting. The effective date of the annual awards, set by the Committee at its July meeting, was September 1, 2007. Establishing September 1 as the effective date provides a fixed date for determining the number of option shares and restricted shares granted and setting the exercise price of option grants that is not dependent on the date of the Human Resources Committee’s meeting. Deferring the effective date of annual awards to September 1 also eases the administrative burden of preparing a large number of option grant letters and restricted stock award agreements in a short time and enables us to deliver grant letters and restricted stock award agreements quickly after the effective date of the grant. In the case of options and restricted stock granted to newly hired executives, the effective date of the grant is either the employment commencement date (if the Committee approves the grant prior to the commencement date) or the date of the next Committee meeting after the employment commencement date.

To convert the economic value of a stock option award into the number of shares issuable upon exercise of the stock option, the economic value of the award is divided by the closing price of our common stock on the effective date of the grant and the resulting quotient is multiplied by a factor determined using the Black Scholes method of option valuation as a reference. The exercise price of stock options is the closing price of our common stock on the effective date of the grant. To convert the economic value of the restricted stock award into the number of restricted shares granted, the economic value of the award is divided by the closing price of our common stock on the effective date of the grant.

  Stock Ownership Guidelines

We believe that the Company and its stockholders are best served by managing the business with a long-term perspective while delivering strong annual results. We believe that stock ownership is an important tool to strengthen the alignment of interests of stockholders, directors, and executive officers. Accordingly, in 2007 the Board of Directors adopted stock ownership guidelines for directors and for all executive officers. The guidelines specify that each director and executive officer should retain fifty percent of any shares of Company common stock acquired through equity-based grants made by the Company after May 1, 2004 under our incentive plans, until he or she attains stock and stock option ownership having a value equal to at least the multiple of cash retainer or annual base salary set forth in the table below.

Name	Salary Multiple

Directors	Four x annual cash retainer
Richard W. Gochnauer	Four x base salary
Victoria J, Reich	Three x base salary
P. Cody Phipps	Three x base salary
Patrick T. Collins	Two x base salary
Mark J. Hampton	Two x base salary

The value of the following types of Company stock or stock options owned by or granted to the executive qualifies toward his or her attainment of the target multiple of pay:

•	Unvested restricted stock

•	Shares owned outright/shares beneficially owned

•	Shares owned through the Company’s employee stock purchase plan

•	Stock option value equal to the difference between the exercise price (closing stock price on the effective date of grant) and the fair market value of vested option shares

The Board of Directors and the Human Resources Committee may reduce future long-term incentive grants or other compensation for executives who do not comply with the guidelines.

Under our Insider Trading Policy, executive officers, as well as other employees and directors, are prohibited from selling short or trading or purchasing “put” or “call” options on our common stock.

  Employment Contracts

We have entered into employment agreements with each of the named executive officers. The named executive officers’ benefits in the event of a change of control have a “double trigger,” meaning the executives are not automatically entitled to any benefits upon a change of control. Rather, they are entitled to receive severance following a change of control only if, within the period of time specified in their respective employment contracts, their employment is terminated by the Company without cause or by the executive for good reason. We believe these change of control severance terms help maintain the named executive officers’ objectivity in decision-making and provide another vehicle to align the interests of the named executive officers with the interests of our stockholders. We also believe that the double-trigger for severance in the case of a change of control encourages executives to remain with us through the closing of a change of control transaction, providing stability at a critical time.

In March, 2008 the Human Resources Committee approved changes to the Company’s standard form of executive employment agreement. The changes bring the form agreement into compliance with section 409A of the Internal Revenue Code and reduce certain benefits to align the benefits with market practices. The Company expects to use this amended form of executive employment agreement with new executives.

  Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executives to $1 million annually, unless certain requirements are satisfied. To maximize the corporate tax deduction, our Management Incentive Plan and our Amended 2004 Long-Term Incentive Plan

are designed to comply with the requirements of Section 162(m) of the Code and were approved by our stockholders. As the $1 million limit does not apply to compensatory amounts that qualify as performance-based compensation under Section 162(m), performance-based awards made pursuant to these plans are intended to qualify for corporate tax deductibility.

We intend to use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with our compensation objectives. In some cases, however, we believe the loss of some portion of a corporate tax deduction may be necessary and appropriate in order to attract and retain qualified executives.

  Use of Consultants

Management retained Hewitt Associates in 2007 to provide industry and comparator group compensation market data and analysis. In addition, Hewitt provided consulting services to management, including consulting on compensation and benefits plan design, individual job compensation analysis, pension calculations, long-term incentive calculations including fair value calculations using Hewitt’s proprietary method, and annual CEO compensation.

The Human Resources Committee retained the services of Frederic W. Cook & Co., Inc. for long-term incentive consultation on matters including the structure of long-term incentive awards for executive officers, the valuation of such awards, and compliance with section 409A of the Internal Revenue Code as it relates to equity compensation for directors. At the request of the committee, Frederic W. Cook also reviewed the methodology used by Hewitt Associates in benchmarking executive compensation at other companies. In addition, at the request of the chairman of the Company’s Board of Directors, Frederic W. Cook consulted with management on trends in director compensation.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

The Human Resources Committee

John J. Zillmer, Chair
Jean S. Blackwell
Charles K. Crovitz
Ilene S. Gordon

The following table summarizes the compensation of the principal executive officer (CEO), principal financial officer (CFO), the former principal financial officer, and the next three highest compensated officers for the year ended December 31, 2007. The amounts shown in the stock and option awards columns in the following table reflect the accounting expense the Company recognized during the year for awards granted in 2007 and awards granted in 2002 — 2006, which were previously reported. These amounts were calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share Based Payment.”

Summary Compensation Table

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary(1)(6)		Awards(2)	Awards(2)	Compensation(3)	Earnings	Compensation(6)(7)	Total
Name and Principal Position	Year	($)	Bonus ($)	($)	($)	($)	($)	($)	Compensation ($)

Richard W. Gochnauer	2007	857,550	—	109,836	1,559,793 (4)	624,368	23,301	39,912	3,214,760
President and Chief Executive Officer	2006	831,000	53,597	—	1,368,657	1,086,921	20,309	109,375	3,469,859
Victoria J. Reich
Senior Vice President and Chief Financial Officer	2007	224,359	—	118,831	139,988	127,904	48,429	16,759	676,270
Kathleen S. Dvorak	2007	224,445 (5)	—	137,342	92,604	—	16,594	122,917	593,902
Former Senior Vice President and Chief Financial Officer	2006	292,000	7,137	92,558	185,463	238,704	16,357	55,579	887,798
P. Cody Phipps	2007	447,675	—	103,486	257,087	264,933	10,566	27,880	1,111,627
President, United Stationers Supply	2006	336,052	—	13,477	435,363	289,729	9,257	23,900	1,107,778
Patrick T. Collins	2007	323,425	—	18,886	349,347	147,287	8,983	26,479	874,407
Senior Vice President, Sales	2006	310,800	—	—	295,895	254,073	19,539	23,400	903,707
Mark J. Hampton	2007	301,350	—	15,994	198,107	137,203	24,774	27,447	704,875
Senior Vice President, Marketing	2006	292,700	40,528	—	214,182	239,276	22,021	64,106	872,813

(1)	Reflects base salary amounts earned during 2007, including any portions deferred under the 401(k) Savings Plan and the Deferred Compensation Plan of the Company’s wholly owned subsidiary, United Stationers Supply Co. (“USSC”).

(2)	See Note 3 “Share-Based Compensation” to the Company’s audited financial statements on Pages 57 — 60 of our annual report on Form 10-K for a discussion of the assumptions used in calculating these values.

(3)	The amounts shown represent annual cash incentives earned based on 2007 performance and paid in March 2008. These amounts were paid pursuant to the Company’s Management Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive: Amended and Restated Management Incentive Plan (MIP)” and “— 2007 Amended and Restated Management Incentive Plan Performance Objectives and Payout.”

(4)	Of this amount, $322,860 represents the incremental expense associated with the accelerated vesting of 26,995 option shares on July 18, 2007, which were issued on July 22, 2002. These options vested on an accelerated basis as a result of the Company’s Common Stock price exceeding $65.00 for period of 45 trading days within a period of 60 consecutive trading days.

(5)	This amount includes $23,445 related to accrued vacation pay for 2007.

(6)	2006 compensation items related to auto allowances and premium payments for split-dollar life insurance policies were reclassified from Salary to All Other Compensation. Auto allowances for Messrs. Gochnauer, Phipps, Collins, Hampton and Ms. Dvorak were $24,000, $17,300, $16,800, $16,800 and $16,800, respectively. Split-dollar life insurance premium payments for Messrs. Gochnauer, Hampton and Ms. Dvorak were $23,297, $12,907 and $7,137, respectively. The reclassification provides a more appropriate comparison of the elements of compensation as the Company combined payments for split-dollar life insurance and auto allowance into a total perquisite allowance for 2007.

(7)	The amounts shown for 2007 include the following:

				Severance payment
				pursuant to	Total “All Other
	401(k) Match	Perquisites	Tax Gross-ups	contractual	Compensation”
Name	($)	($)	($)	agreement ($)	($)

Richard W. Gochnauer	6,750	33,162	—	—	39, 912
Victoria J. Reich	5,500	11,259	—	—	16,759
Kathleen S. Dvorak	6,030	15,009	—	101,878	122,917
P. Cody Phipps	6,750	21,007	123	—	27,880
Patrick T. Collins	6,750	19,708	21	—	26,479
Mark J. Hampton	6,750	20,441	256	—	27,447

(1)	Perquisites incurred for Mr. Gochnauer in 2007 included a $24,000 cash perquisite allowance, $5,923 in non-tax deductible non-business related travel and $3,239 in officer health care benefits.

(2)	Perquisites incurred for Ms. Reich in 2007 included a $10,834 cash perquisite allowance (earned in 2007 and paid in 2008) and $425 in officer health care benefits.

(3)	Ms. Dvorak received a $12,000 cash perquisite allowance, $3,009 in officer health care benefits and $101,878 pursuant to her Transition and Release Agreement during 2007. See “— Employment Contracts and Employment Termination and Change of Control Arrangements — Former CFO Transition and Release Agreement” for more information.

(4)	Perquisites incurred for Mr. Phipps in 2007 included a $20,000 cash perquisite allowance, $294 in non-business related travel expenses, $713 in officer health care benefits and $123 in tax gross-up payments related to non-business travel expenses.

(5)	Perquisites incurred for Mr. Collins in 2007 included a $18,000 cash perquisite allowance, $50 in non-business related personal expenses, $1,658 in officer health care benefits and $21 in tax gross-up payments related to non-business personal expenses.

(6)	Perquisites incurred for Mr. Hampton in 2007 included an $18,000 cash perquisite allowance, $613 in non-business related travel expenses, $1,828 in country club dues and $256 in tax gross-up payments related to non-business travel expenses.

The compensation plans under which the grants in the following table were made are described under “— Compensation Discussion and Analysis — Long Term Incentive Plan” and “— Compensation Discussion and Analysis — Management Incentive Plan.” The LTIP permits different types of awards, including but not limited to stock options, restricted stock awards, stock appreciation rights, cash incentives awards, and performance based awards. Options are granted with an exercise price equal to the closing share price as quoted through NASDAQ on the date of grant; they vest in substantially equal annual installments over a three-year period and have a ten-year term. The LTIP requires that in the event of a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), outstanding equity awards will be proportionately adjusted.

Grants of Plan-Based Awards During 2007

											All Other
										All Other	Option		Grant
										Stock	Awards:		Date
										Awards:	Number		Fair
			Committee							Number	of	Exercise	Value of
			of the							of Shares	Securities	or Base	Stock
			Board of							of Stock	Under-	Price of	and
			Directors	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			or Units	lying	Option	Option
	Grant		Action	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)	Options(3)	Awards	Awards
Name	Date		Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

Richard W. Gochnauer	9/1/2007		7/24/2007	—	—	—	—	—	—	—	59,565	59.02	838,080
	9/1/2007		7/24/2007	—	—	—	—	16,732	16,732	—	—	—	987,523
				—	683,400	1,366,800	—	—	—	—	—	—	—

Victoria J. Reich	6/11/2007	(4)	6/8/2007	—	—	—	—	—	—	7,500	—	—	495,450
	7/24/2007	(4)	6/8/2007	—	—	—	—	—	—	—	50,000	66.17	799,500
	9/1/2007		7/24/2007	—	—	—	—	—	—	—	14,477	59.02	203,691
	9/1/2007		7/24/2007	—	—	—	—	4,067	4,067	—	—	—	240,034
				—	140,000	280,000	—	—	—	—	—	—	—

P. Cody Phipps	9/1/2007		7/24/2007	—	—	—	—	—	—	—	17,794	59.02	250,362
	9/1/2007		7/24/2007	—	—	—	—	4,999	4,999	—	—	—	295,041
				—	289,981	579,962	—	—	—	—	—	—	—

Patrick T. Collins	9/1/2007		7/24/2007	—	—	—	—	—	—	—	10,255	59.02	144,288
	9/1/2007		7/24/2007	—	—	—	—	2,881	2,881	—	—	—	170,037
				—	161,212	322,424	—	—	—	—	—	—	—

Mark J. Hampton	9/1/2007		7/24/2007	—	—	—	—	—	—	—	8,686	59.02	122,212
	9/1/2007		7/24/2007	—	—	—	—	2,440	2,440	—	—	—	144,009
				—	150,175	300,350	—	—	—	—	—	—	—

(1)	These columns indicate the range of payouts targeted for 2007 performance under the Company’s MIP as described in “— Compensation Discussion and Analysis — 2007 Amended and Restated Management Incentive Plan Performance Objectives and Payout.” The 2008 bonus payments for 2007 performance were made pursuant to the metrics previously described, at 91.4% of target, and are disclosed in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Restricted stock granted pursuant to the Company’s LTIP will vest in three substantially equal annual increments, except that if the aggregate diluted earnings per share for the four quarters preceding a vesting date do not exceed $1.00, the stock award scheduled to vest on that date will be forfeited. See “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Incentive Plan (LTIP)” for more information.

(3)	These columns represent grants of equity compensation pursuant to the Company’s Long Term Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Long Term Incentive Plan (LTIP).”

(4)	Ms. Reich’s employment agreement provided for the granting of 7,500 shares of restricted stock as of her hire date. The restricted shares vest on June 11, 2010. Pursuant to her employment agreement Ms. Reich was also granted 50,000 non-qualified options to purchase shares of the Company’s Common Stock, at an exercise price of $66.17. The options are exercisable in three substantially equal annual installments, beginning on July 24, 2008.

Outstanding Equity Awards at December 31, 2007

	Option Awards							Stock Awards(1)
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
										Number	Market or
										of	Payout
										Unearned	Value of
										Shares,	Unearned
									Market	Units or	Shares,
			Number of		Number of			Number of	Value of	Other	Units or
			Securities		Securities			Shares or	Shares or	Rights	Other
			Underlying		Underlying			Units of	Units of	That	Rights That
			Unexercised		Unexercised	Option	Option	Stock That	Stock That	Have Not	Have Not
	Grant		Options		Options (#)	Exercise	Expiration	Have Not	Have Not	Vested	Vested ($)
Name	Date		(#) Exercisable		Unexercisable(2)	Price ($)	Date	Vested (#)	Vested ($)(3)	(#)(4)	(3),(4)

Richard W. Gochnauer	7/22/2002		96,954	(5)	—	23.91	7/22/2012	—	—	—	—
	8/11/2003		100,000		—	38.11	8/11/2013	—	—	—	—
	9/1/2004		95,000		—	41.38	9/1/2014	—	—	—	—
	9/1/2005		53,230		26,615	46.59	9/1/2015	—	—	—	—
	9/1/2006		28,267		56,535	45.98	9/1/2016	—	—	—	—
	9/1/2007		—		—	—	—	—	—	16,732	773,186
	9/1/2007		—		59,565	59.02	9/1/2017	—	—	—	—
Victoria J. Reich	6/11/2007	(6)			—	—	6/11/2017	7,500	346,575	—	—
	7/24/2007	(6)	—		50,000	66.17	7/24/2017	—	—	—	—
	9/1/2007		—		—	—	—	—	—	4,067	187,936
	9/1/2007		—		14,477	59.02	9/1/2017	—	—	—	—

P. Cody Phipps	8/18/2003		69,000		—	40.00	8/18/2013	—	—	—	—
	9/1/2004		23,000		—	41.38	9/1/2014	—	—	—	—
	9/1/2005		13,522		6,761	46.59	9/1/2015	—	—	—	—
	9/1/2006		8,697		17,396	45.98	9/1/2016	—	—	—	—
	10/23/2006	(7)	—		—	—	—	4,350	201,014	—	—
	9/1/2007		—		—	—	—	—	—	4,999	231,004
	9/1/2007		—		17,794	59.02	9/1/2017	—	—	—	—
Patrick T. Collins	12/7/2004		50,000		—	46.89	12/7/2014	—	—	—	—
	9/1/2005		12,878		6,439	46.59	9/1/2015	—	—	—	—
	9/1/2006		6,740		13,482	45.98	9/1/2016	—	—	—	—
	9/1/2007		—		—	—	—	—	—	2,881	133,131
	9/1/2007		—		10,255	59.02	9/1/2017	—	—	—	—
Mark J. Hampton	9/1/2005		—		6,010	46.59	9/1/2015	—	—	—	—
	9/1/2006		—		12,177	45.98	9/1/2016	—	—	—	—
	9/1/2007		—		—	—	—	—	—	2,440	112,752
	9/1/2007		—		8,686	59.02	9/1/2017	—	—	—	—

(1)	Holders of shares of restricted stock are entitled to vote such shares and to receive dividends if declared.

(2)	Option awards vest in substantially equal annual installments over a three-year period from the grant date listed in the second column of the table.

(3)	The market value of stock awards is equal to the number of shares awarded multiplied by the closing market price of the Company’s Common Stock on December 31, 2007, which was $46.21.

(4)	Restricted stock granted September 1, 2007, will vest in three substantially equal annual increments, except that if the aggregate diluted earnings per share for the four quarters preceding a vesting date do not exceed $1.00, the stock award scheduled to vest on that date will be forfeited.

(5)	Pursuant to Mr. Gochnauer’s option grant dated July 22, 2002, 160,000 options vested on an accelerated basis during 2007 based upon attainment of predetermined Common Stock prices for a period of at least 45 trading days within a period of 60 consecutive trading days.

(6)	Ms. Reich’s employment agreement provided for the granting of 7,500 shares of restricted stock as of her hire date. The restricted shares vest on June 11, 2010. Pursuant to her employment agreement, Ms. Reich was also granted 50,000 non-qualified options to purchase shares of the Company’s Common Stock at an exercise price of $66.17. The options are exercisable in three substantially equal annual installments, beginning on July 24, 2008.

(7)	On October 23, 2006, in connection with Mr. Phipps’ promotion to President of United Stationers Supply he was awarded 4,350 shares of restricted stock. These shares are scheduled to vest on 10/23/09.

As of December 31, 2007, all of Ms. Dvorak’s awards were either exercised or terminated.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise(1)	Acquired on Vesting	Vesting(2)
Name	(#)	($)	(#)	($)

Richard W. Gochnauer	275,000	9,823,000	—	—
Kathleen S. Dvorak	22,908	298,800	5,000	333,200
P. Cody Phipps	31,000	629,010	—	—
Mark J. Hampton	45,875	771,661	—	—

(1)	The value realized is equal to the difference between the option exercise prices and the fair market value of the Company’s common stock on the date of exercise multiplied by the number of options exercised.

(2)	The value realized under stock awards is equal to the fair market value of the Company’s common stock price on the date the shares vested multiplied by the number of shares.

Ms. Reich and Mr. Collins did not exercise option awards or vest in any restricted stock awards during 2007.

Retirement Benefits

The Company maintains the following two programs to provide retirement benefits to eligible employees, including executive officers:

•	The United Stationers 401(k) Savings Plan (Plan) is a defined contribution plan qualified under sections 401(a) and 401(k) of the Internal Revenue Code (“IRC”). Eligible employees may elect to contribute pretax amounts up to 25% of their eligible compensation (generally, base pay), limited to the IRC cap on pretax deferrals. In addition, participants may make after-tax contributions ranging from 1% to 10% of eligible compensation, whereby the total pretax and after-tax contribution may not exceed 35% of eligible compensation. The Plan provides for a discretionary matching contribution. During 2007 and historically, employee contributions that qualify for matching contributions have been limited to 6% of annual compensation. Qualifying contributions during 2007 have been matched at a rate of 50%. The Plan also provides for discretionary profit-sharing contributions on behalf of each eligible participant. No such contributions were made during 2007.

•	The Company maintains a noncontributory pension plan (the “Pension Plan”) covering over 50% of its employees, including the named executive officers. Employees who are at least 21 years old are eligible to participate after 12 months of employment. The Pension Plan provides an annual benefit at age 65 equal to 1% of an employee’s career-average annual compensation (generally, base salary, commissions and bonus), multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee’s annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the 12 months ending on August 31, 1989. The IRC limits the amount of annual compensation that is considered in calculating an employee’s benefits, which is adjusted annually for inflation. An employee’s pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity and disability are also available. Participants may select early retirement payments if the participant has obtained the age of 55 and completed 10 years of service. Early retirement benefits reflect a reduced benefit, based on an actuarial equivalent, using a 7.5% annual interest rate and the Unisex Pension 1984 Mortality Table set forward one year. The normal retirement age under this plan is 65. No employee first hired by the Company after December 31, 2007 is eligible to participate in the Pension Plan.

The table below shows the annual retirement benefits that are estimated to be payable at normal retirement (age 65) under the United Stationers Pension Plan to the named executive officers. The benefits for the named executive officers are calculated on the basis of estimated years of service at retirement age and current levels of compensation, with assumed annual compensation level increases and assumed increases in plan limits based on an inflation rate of 3%.

Pension Benefits in 2007

		Number of Years	Present Value of	Payments
		Credited Service	Accumulated	During Last
Name	Plan Name	(#)	Benefit ($)(1)	Fiscal Year($)

Richard W. Gochnauer(2)	Tax-qualified plan	5.4	78,753	—
	Non-qualified plan	5.0	58,424	—

	Total		137,177

Victoria J. Reich(2)	Tax-qualified plan	—	—	—
	Non-qualified plan	5.0	48,429	—

	Total		48,429

Kathleen S. Dvorak	Tax-qualified plan	25.2	141,102	—

P. Cody Phipps(2)	Tax-qualified plan	4.4	30,197	—
	Non-qualified plan	5.0	29,378	—

	Total		59,575

Patrick T. Collins	Tax-qualified plan	3.2	23,920	—

Mark J. Hampton	Tax-qualified plan	26.0	215,462	—

(1).	The calculation of the present value of accumulated benefit assumes a discount rate of 6%. In addition, the benefits were assumed to be paid as a lump sum at age 65, which is the earliest time a participant may retire under the plan without any benefit reduction due to age. The assumed lump sum interest rate was 5.25%. Additional information about the Company’s pension plan and assumptions may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 23 and 24 and in Note 12 “Pension Plans and Defined Contribution Plan” on pages 71-74 to the Company’s 2007 annual report on Form 10-K.

(2).	Pursuant to their Executive Employment Agreements with the Company, Mr. Gochnauer, Mr. Phipps and Ms. Reich are entitled to a non-qualified retirement benefit equal to an additional pension benefit equal to five years of additional age and service credits.

Nonqualified Deferred Compensation in 2007

The United Stationers Supply Co. Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers, other executive officers and certain other employees the opportunity to defer salary and bonus payments under the MIP.

Each participant may elect to defer any percentage of future compensation, consisting of base salary, cash incentive pay, bonus or qualifying severance pay, or any combination thereof. The elections must be made on or before December 15 of the year prior to the year in which the participant will earn the compensation. Deferred amounts may be invested in any one or all of 25 mutual funds managed by Fidelity Investments. Participants may change their investment election at any time. Earnings on deferred compensation are determined based on the performance of the mutual fund selected by the participant. The mutual funds offered currently include one money market fund, two bond funds, 15 blended funds, and seven stock funds. Investment elections may be changed daily. Distribution of deferred amounts will be made in cash. Participants may choose a lump sum payment or monthly installments (not less than 12 or more than 120). Payment to certain key employees, payable by reason of a separation from service, may not be made until six months after separation. The Deferred Compensation Plan is unfunded and subject to forfeiture in the event of bankruptcy.

The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers:

		Registrant	Aggregate	Aggregate	Aggregate
	Executive	Contributions	Withdrawals /	Earnings in	Balance at
	Contributions	in Last Fiscal	Distributions	Last Fiscal	Last Fiscal
Name	in Last Fiscal Year ($)	Year ($)	($)	Year ($)	Year-End ($)

Patrick T. Collins(1)	—	—	—	4,293	55,284 (2)

(1).	Mr. Collins had no deferral of compensation in 2007. The Fidelity mutual funds Mr. Collins selected earned him $4,293, or 8.4%, on his deferred compensation. Mr. Collins’ aggregate balance as of December 31, 2007, of $55,284 represents the sum of his December 31, 2006 year end balance and 2007 investment earnings. There is no premium or guaranteed return associated with the deferral.

(2).	Includes $46,389 reported as Bonus in the Summary Compensation Table in the Company’s proxy statement for the 2006 annual meeting of stockholders and $4,602 reported as Nonqualified Deferred Compensation Earnings in the Summary Compensation Table in the Company’s proxy statement for the 2007 annual meeting of stockholders.

Employment Contracts and Employment Termination and Change of Control Arrangements

CEO Employment Agreement

The Company and USSC entered into an Executive Employment Agreement with Mr. Gochnauer, dated as of July 22, 2002 and amended as of January 1, 2003 and December 31, 2003 (as so amended, the “CEO Agreement”). Under that agreement, Mr. Gochnauer was employed to serve first as the Company’s Chief Operating Officer and subsequently as the Company’s President and Chief Executive Officer. Mr. Gochnauer became President and Chief Executive Officer in December 2002. The Company also agreed to use its best efforts to cause him to be elected to the Company’s Board of Directors as soon as practicable, which occurred on July 22, 2002.

General Terms — The CEO Agreement established Mr. Gochnauer’s initial annual salary and provides for Mr. Gochnauer’s participation in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefits and perquisites programs, and other benefit practices, policies and programs generally available to the Company’s other senior executives. In addition to his participation in USSC’s qualified pension plan, the CEO Agreement entitles Mr. Gochnauer to a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits.

Post-Termination Payments and Benefits — If Mr. Gochnauer’s employment is terminated during the employment term by Mr. Gochnauer for Good Reason or by the Company without Cause (as such terms are defined below), Mr. Gochnauer will be entitled to receive: (a) all earned and unpaid amounts and benefits; (b) an amount equal to two times his base salary payable over 24 months following termination (or three times his base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined below)); (c) an amount equal to two times the greater of (i) his target incentive compensation award or (ii) his average annual bonus for the prior three years, payable over 24 months following termination (or three times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control); (d) a pro rata portion of his target incentive compensation award for the year in which termination occurs payable in a lump sum; (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 24 months from the date of termination (or three years in the event such termination occurs within two years of a Change of Control) or the date he receives substantially equivalent coverage from a subsequent employer; (f) continued vesting of option awards if permitted under the Prior Equity Plan and provided for in his option agreements; and (g) career transition assistance services. In the event of termination within two years of a Change of Control, Mr. Gochnauer also will be entitled to a non-qualified retirement benefit equal to the additional pension benefit from three additional years of age and service credits and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits he is entitled to under the CEO Agreement. The CEO Agreement also provides that Mr. Gochnauer will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the CEO Agreement or otherwise. In addition, the CEO Agreement also prohibits Mr. Gochnauer from competing against the Company in the United States and

Canada or soliciting any of the Company’s customers or employees for a period of two years following his employment termination.

Definitions — The Executive Employment Agreements signed by the named executive officers have definitions that differ slightly from each other, including slight variations in the definitions of “Cause,” “Good Reason,” and “Change of Control.” As a result, the circumstances that trigger the executives’ severance benefits are slightly different. Generally, however, when used in connection with a named executive officers’ rights under his or her employment agreement, the terms “Cause,” “Good Reason,” and “Change of Control” have the following definitions:

•	“Cause” means (i) conviction of, or plea of no contest to, a felony; (ii) theft or embezzlement from the Company or the commission of any other act of moral turpitude; (iii) illegal use of drugs; (iv) material breach of the employment agreement; (v) gross negligence or willful misconduct in the performance of the executive’s duties; (vi) breach of any fiduciary duty owed to the Company; or (vii) the executive’s willful refusal to perform the assigned duties for which the executive is qualified as directed by his or her supervisor or by the Board. Generally, in the case of an event constituting Cause that is curable by the executive, the executive must fail to cure the event within thirty days after receipt of notice of the event from the Company.

•	With respect to Mr. Gochnauer’s employment agreement, “Good Reason” means (i) any material breach by the Company of his employment agreement, (ii) any material reduction in his title, duties, responsibilities or authority; or (iii) without Mr. Gochnauer’s written consent: (A) a reduction in his base salary or elimination of or reduction in the level of executive benefits and/or perquisites (other than across-the-board reductions), (B) the relocation of the Company’s principal place of employment more than fifty miles from its previous location in Des Plaines, Illinois, or (C) the relocation of the Company’s corporate headquarters office outside of the Chicago metropolitan area.

•	With respect to the other named executive officers’ employment agreements, “Good Reason” means (i) any material breach by the Company of the executive’s employment agreement, (ii) any material reduction in the executive’s title, duties, responsibilities or authority; or (iii) without Executive’s written consent: (A) a reduction in the executive’s base salary or a material reduction determined on an aggregate basis in the level of executive benefits, perquisites and incentive opportunities, (B) the relocation of the executive’s principal place of employment more than fifty (50) miles from its location on the date of a Change of Control, or (C) the relocation of the Company’s corporate headquarters office outside of the metropolitan area in which it is located on the date of a Change of Control.

•	“Change of Control” is generally defined to mean:

(i) Acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board cease for any reason to constitute more than 50% of the Board unless the new directors were approved by a vote of more than 50% of the directors then comprising the incumbent Board;

(iii) Consummation of a merger, consolidation or reorganization or approval by the Company’s stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company, unless, following such business combination, the Company’s stockholders continue to hold more than 50% of the voting power of the successor entity or other conditions are satisfied; and

(iv) Approval by the Company’s stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person.

Former CFO Transition and Release Agreement

The Company and USSC entered into a Transition and Release Agreement (the “Transition and Release Agreement”) with Kathleen S. Dvorak, Senior Vice President and Chief Financial Officer, dated as of September 1, 2006. Ms Dvorak left the Company effective September 1, 2007.

General Terms — Ms. Dvorak agreed to continue her responsibilities as Chief Financial Officer until the date a new Chief Financial Officer was elected (the “Transition Date”). Ms. Dvorak also agreed to continue in an advisory capacity until September 1, 2007 (the “Termination Date”).

Post-Termination Payments and Benefits — Pursuant to the terms of the Transition and Release Agreement, the Company will pay Ms. Dvorak an amount equal to one and three quarters times her base salary as of the Termination Date plus one and three quarters times the target incentive compensation award for full calendar year 2007. Ms. Dvorak received an amount equal to what her 2007 MIP target incentive would have been if she had been MIP eligible in 2007 (pro-rated based on the number of days from January 1, 2007 through the Termination Date divided by 365).

Ms. Dvorak and her eligible dependents were entitled to continue to be covered, as applicable, by the medical, vision, dental, hospitalization, life and disability insurance plans as in effect for her on the Termination Date until the earlier of (i) twenty-one (21) months after the Termination Date or (ii) the date she receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer. Such coverage ended as of October 24, 2007 when Ms. Dvorak received substantially equivalent coverage from her new employer.

The Company granted Ms. Dvorak 5,000 restricted shares of the Company’s common stock, which vested upon the Termination Date.

Ms. Dvorak received executive level career transition assistance services in the amount of $50,000 pursuant to her Transition and Release Agreement.

The consideration provided under the Transition and Release Agreement was in lieu of the payments that would have been due to Ms. Dvorak pursuant to her Executive Employment Agreement with the Company. The Transition and Release Agreement provides a full release of the Company and prohibits Ms. Dvorak from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of 18 months following the Termination Date.

Other Named Executive Officer Agreements

General Terms — The Company and USSC entered into Executive Employment Agreements with Victoria J. Reich, Senior Vice President and Chief Financial Officer (June 11, 2007), Mark J. Hampton, Senior Vice President, Marketing (July 1, 2002); Patrick T. Collins, Senior Vice President, Sales (October 19, 2004) and P. Cody Phipps, President, United Stationers Supply (initially August 18, 2003 and amended March 14, 2005). Each of these Agreements establishes the executive’s initial annual salary and provides that the Board shall review the executive’s base salary from time to time and may, in the Board’s discretion, increase the base salary. Each of these Agreements further provides for the executive’s participation in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefits and perquisites programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the same grade level. In addition to their participation in USSC’s qualified pension plan, the Agreements for Ms. Reich and Mr. Phipps entitles the executive to a non-qualified retirement benefit equal to the additional pension benefit from five years of additional age and service credits.

Ms. Reich’s employment agreement provided for the granting of 7,500 shares of restricted stock as of her hire date. The restricted shares vest on June 11, 2010. Under her employment agreement, Ms. Reich was also granted 50,000 non-qualified options to purchase shares of the Company’s Common Stock at an exercise price of $66.17. The options are exercisable in three substantially equal annual installments, beginning on July 24, 2008.

Post-Termination Payments and Benefits — Under these employment agreements with Messrs. Collins, Hampton and Phipps and Ms. Reich, if the executive’s employment is terminated during the employment term by the Company without “Cause” (as defined above) , or in the case of Mr. Hampton and Ms. Reich, by the executive for “Good Reason” (as defined above), the executive will be entitled to receive: (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year; (b) an amount equal to one and one-half times his/her then existing base salary payable over 18 months following termination (or two times his/her base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined above)); (c) an amount equal to one and one-half times his/her target incentive compensation award for the year in which termination occurs payable over 18 months following termination, except in the case of Mr. Collins and Ms. Reich where it would be payable at such time as the incentive award would otherwise be paid (or two times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control); (d) a pro rata portion of his/her target incentive compensation award for the year in which termination occurs payable in a lump sum, provided that (except in the case of Mr. Hampton) termination occurs within two years of a Change of Control; (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 18 months from the date of termination (or two years in the event such termination occurs within two years of a Change of Control) or the date he/she receives substantially equivalent coverage from a subsequent employer; (f) continued vesting of option awards if permitted under the Prior Equity Plan (as defined below) and provided for in his/her option agreement; and (g) career transition assistance services. Messrs. Gochnauer, Phipps and Collins are entitled to receive executive level career transition assistance services in an amount not to exceed twenty percent of the sum of (i) the executive’s then existing base salary and (ii) the target incentive compensation award for the calendar year during which the termination date occurs. Ms. Reich is entitled to receive executive level career transition assistance services in an amount not to exceed ten percent of the sum of the executive’s then existing base salary. The executive cannot receive cash in lieu of these services. In the event of termination within two years of a Change of Control, such executive also will be entitled to a non-qualified retirement benefit equal to the additional pension benefit from two additional years of age and service credits and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits provided for under the agreement. The agreements also provide that the executive will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the agreement or otherwise.

For Messrs. Phipps and Collins and Ms. Reich, these severance payments will be offset by compensation the executive earns during the eighteen-month period following the date his/her employment with the Company ends.

These agreements with Messrs. Collins, Hampton and Phipps and Ms. Reich prohibit the executive from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of 18 months following his/her employment termination.

Mr. Hampton left the Company pursuant to a termination for Good Reason, effective February 29, 2008, and he will be entitled to the foregoing post-termination payments and benefits.

Change of Control Terms under the Long Term Incentive Plan

The LTIP, which was adopted by the Company and approved by stockholders in 2004, permits the Human Resources Committee to grant different types of awards, including options, stock appreciation rights, full value awards (including restricted stock) and cash incentive awards. The named executive officers received option grants under the LTIP during 2005 and 2006. In 2007, the named executive officers received grants of options and restricted stock under the LTIP. Vesting of equity awards under the LTIP accelerates under certain circumstances related to a Change of Control and the termination of the named executive officer’s employment either by the Company without Cause or by the executive for Good Reason. The definitions of “Change of Control,” “Cause,” and “Good Reason” under the LTIP are similar to the definitions of the same terms under the Executive Employment Agreements described above.

In the event of a Change of Control of the Company, as defined in the LTIP, one-half of the shares covered by non-vested options held by a named executive officer who is employed on the date of the Change of Control will become immediately vested as of such date. In addition, if a named executive officer’s employment is terminated by the named executive officer for Good Reason, as defined in the LTIP, or by the Company without Cause, as defined in the LTIP, during the two-year period following a Change of Control, all awards granted prior to the Change of Control that have not vested prior to the named executive officer’s date of termination will become immediately vested as of such date.

If a named executive officer’s employment is terminated during an Anticipated Change of Control for Good Reason or without Cause, and within two years of the named executive officer’s termination a Change of Control occurs, then all outstanding awards held by the named executive officer on the date of termination will become vested as of the date of the Change of Control. An Anticipated Change of Control is generally defined under the LTIP as the Company entering into an agreement that would result in a Change of Control or any person publicly announcing an intention to take or consider taking actions the consummation of which would constitute a Change of Control.

Change of Control Terms under the Prior Equity Plan

Messrs. Gochnauer and Phipps have options to acquire shares of the Company’s Common Stock that were granted prior to the effective date of the LTIP. These options are eligible for accelerated vesting in connection with a Change of Control of the Company, as defined in the United Stationers Inc. 2000 Management Equity Plan, as amended and restated as of July 31, 2002 (collectively, the “Prior Equity Plan”). One-half of the shares covered by a participant’s options that are outstanding, but not yet exercisable, immediately prior to a Change of Control generally become exercisable immediately as of the date of such a Change of Control, provided that the participant’s employment did not terminate prior to such Change of Control date. In addition, if a participant’s employment is terminated by the Company or any of its subsidiaries without “Cause” or by the participant in circumstances constituting “Good Reason” (as such terms are defined in the Prior Equity Plan) after the date of the Change of Control but within one year thereafter, any options granted before the date of the Change of Control that are not then fully vested will become fully vested and immediately exercisable as of such employment termination date.

The Prior Equity Plan also provides that, in specified situations in which (1) a participant’s termination of employment by the Company or any of its subsidiaries without Cause or by the participant for Good Reason occurs during an “Anticipated Change of Control” (as defined), and (2) a Change of Control occurs within one year after such employment termination, the participant’s options outstanding and unvested as of the employment termination date will become fully vested and exercisable.

The definitions of “Cause,” “Good Reason,” “Change of Control” and “Anticipated Change of Control” under the Prior Equity Plan are similar to the definitions under the Executive Employment Agreements described above.

Change of Control Terms under the Management Incentive Plan

The MIP provides that if the plan terminates upon or after a Change of Control (as defined in the MIP) during the plan year in which the Change of Control occurs, participants will be entitled to their target incentive award for such plan year. The definition of Change of Control in the MIP is similar to the definition under the LTIP.

Potential Post-Employment Payments

As described above in the summaries of the employment agreements, our executive officers are eligible to receive benefits in the event their employment is terminated (1) by the Company without cause or (2) in certain circumstances following a Change of Control. The amount of benefits will vary based on the reason for the termination.

The following sections present calculations as of December 31, 2007 of the estimated benefits our executive officers would have received had a triggering event occurred as of that date. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if a triggering event were to occur.

In addition to the amounts disclosed in the following sections, each executive officer would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans, accrued retirement benefits and previously vested stock options (“Accrued Benefits”). For further information about previously earned and accrued amounts, see “Executive Compensation — Summary Compensation Table,” “Executive Compensation — Outstanding Equity Awards at December 31, 2007,” “Executive Compensation — Option Exercises and Stock Vested Table,” “Executive Compensation — Pension Benefits in 2007,“and “Executive Compensation — Non-Qualified Deferred Compensation in 2007.”

Severance Benefits

If the employment of Messrs. Gochnauer, Hampton, Phipps or Collins or Ms. Reich is terminated by the Company for any reason other than Cause or the executive’s permanent disability (as defined in the Company’s Board-approved disability plan or policy as in effect from time to time) and other than within two years following a Change of Control and, in the case of Messrs. Gochnauer and Hampton and Ms. Reich, if the executive’s employment is terminated by the executive for Good Reason, then he/she will be entitled to receive benefits pursuant to the executive’s Executive Employment Agreement described above.

Severance-related benefits are provided only if the executive executes the Company’s then current standard release agreement as a condition to receiving any of the payments and benefits.

The following table presents the estimated separation benefits the Company would have been required to pay to each named executive officer if his/her employment had been terminated as of December 31, 2007.

Estimated Severance Pay

				Vesting of Unvested
	Cash Compensation			Equity Awards		Benefits	Other
						Health and
		Incentive	Vacation	Stock	Restricted	Welfare
	Salary	Compensation	Pay	Options	Stock	Benefits	Outplacement	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

Richard W. Gochnauer	1,724,000	1,427,723	66,308	—	—	25,289	309,080	3,552,400
Victoria J. Reich	600,000	191,860	30,769	—	—	18,625	40,000	881,254
Kathleen S. Dvorak(1)	800,100	101,878	23,445	—	—	18,218	50,000	993,641
P. Cody Phipps	677,250	397,399	34,731	—	—	18,845	148,296	1,276,521
Patrick T. Collins	489,450	220,930	25,100	—	—	18,310	97,502	851,292
Mark J. Hampton(2)	454,350	225,262	23,300	—	—	18,210	90,615	811,737

(1)	The amounts for Ms. Dvorak represent the amounts paid and accrued pursuant to her Transition and Release Agreement.

(2)	The amounts for Mr. Hampton will be payable in connection with his termination of employment for Good Reason effective February 29, 2008.

Retirement, Disability and Death

If employment is terminated as a result of the executive’s death, disability, or retirement, then the executive shall be entitled to (i) any benefits that may be payable to the executive under any applicable Board-approved disability, life insurance or retirement plan or policy in accordance with the terms of such plan or policy, and (ii) except for Ms. Dvorak and Ms. Reich, a lump sum payment to be paid within thirty days following the termination date in an amount equal to the pro-rata target incentive compensation award for the calendar year during which the termination date occurs by reason of the executive’s death, disability or retirement.

Mr. Phipps was granted 4,350 restricted shares on October 23, 2006, which vest on October 23, 2009. If his termination occurs by reason of his death or permanent and total disability, a pro rata portion of the restricted shares that have not otherwise vested under the Agreement will then become vested as of his date of termination.

Potential Change of Control Payments

Under the Company’s Long Term Incentive Plan and the Company’s Prior Equity Plan, 50% of each named executive officer’s unvested equity awards automatically vest following a Change of Control, unless the award recipient’s employment is terminated after the Change of Control, in which case 100% of the recipient’s unvested equity awards automatically vest. If the executive’s date of termination occurs during an anticipated Change of Control and a Change of Control then occurs within two years following his or her date of termination, the number of restricted shares that were forfeited on the date of termination will be granted to him or her on a fully vested basis as of the date of the Change of Control and the option shares, including options that may have expired on or after the date of termination and prior to the Change of Control, will be fully vested and exercisable on the date of Change of Control.

If the employment of a named executive officer other than Ms. Dvorak is terminated after a Change of Control, the executive will be entitled to the benefits described above pursuant to his or her Executive Employment Agreement. Both the vesting of equity awards and the receipt of the benefits described above assume the executive’s employment is terminated either (i) by the Company for any reason other than Cause or disability or (ii) by the executive for Good Reason.

Payments Triggered Upon a Change of Control

Upon a Change of Control, fifty percent of any outstanding unvested equity awards would vest. For each named executive officer who remains employed on the date of this proxy statement, the following table shows the value of unvested equity awards that would vest if a Change of Control had occurred on December 31, 2007, based on the closing price of the Company’s common stock on December 31, 2007, which was $46.21.

	Vesting of Unvested Equity Awards
	Stock Options	Restricted Stock	Total
	($)	($)	($)

Richard W. Gochnauer	6,502	386,593	393,095
Victoria J. Reich	—	267,256	267,256
P. Cody Phipps	2,001	216,009	218,010
Patrick T. Collins	1,550	66,566	68,116

Payments Triggered Upon a Termination Following a Change of Control

The following table assumes that each executive is terminated after a Change of Control for reasons other than for Cause, retirement, disability or death. These values are estimated as of December 31, 2007.

	Cash Compensation			Benefits		Other
				Health and				Excise Tax
		Incentive	Vacation	Welfare			Vesting of	and
	Salary	Compensation	Pay	Benefits	Pension	Outplacement	Unvested	Gross-up(1)
Name	($)	($)	($)	($)	($)	($)	Equity	($)	Total

Richard W. Gochnauer	2,586,000	2,824,985	66,308	37,934	76,744	309,080	786,188	—	6,687,239
Victoria J. Reich	800,000	614,137	30,769	24,833	—	40,000	534,512	508,084	2,552,335
P. Cody Phipps	903,000	869,944	34,731	25,127	21,413	148,296	436,018	321,480	2,760,009
Patrick T. Collins	652,600	483,637	25,100	24,413	21,832	97,502	136,232	—	1,441,316

(1)	The Company will reimburse the executive for any excise tax under Section 280G of the Internal Revenue Code and for any income tax payable by the executive as a result of any reimbursement for the excise tax. The amounts in this column are based on a Section 280G tax rate of 20%, a statutory 35% federal income tax rate, a 1.45% Medicare tax rate and a 3% state income tax rate.

DIRECTOR COMPENSATION

General

During 2007, the Governance Committee of the Company’s Board of Directors undertook one of its periodic reviews of the compensation paid to the Company’s non-employee Directors. The Governance Committee evaluated the current and recent historical cash, equity and total compensation paid by the Company to its non-employee Directors in light of benchmark data from a comparator group of companies (consistent with that used by the Human Resources Committee in its management compensation reviews) and established a total target compensation level based on the benchmark data. As a result of this review, the Governance Committee recommended to the Company’s Board of Directors, and the Board approved, adjustments in the equity compensation payable to the Company’s non-employee Directors to include an annual stock option grant and a grant of restricted stock, as described more fully below. The following table summarizes the total compensation paid to the Company’s non-employee Directors for 2007:

Retainer	$60,000
Board Attendance Fees
• In person	$4,000 per meeting
• By teleconference	$1,000 per meeting
Committee Attendance Fees
• In connection with a Board meeting or by teleconference
- Audit Committee Chair	$2,500 per meeting
- Other Committee Chairs	$2,000 per meeting
- Other non-employee Directors	$500 per meeting
• Not in connection with a Board meeting
- Audit Committee Chair	$2,500 per meeting
- Other Committee Chairs	$2,000 per meeting
- Other non-employee Directors	$1,000 per meeting
2007 Option Grant(1)
• Chairman of the Board	3,016 share option
• All other non-employee Directors	2,715 share option
2007 Restricted Stock and Restricted Stock Unit Grant (2)
• Chairman of the Board	848 restricted shares
• All other non-employee Directors	763 restricted shares

(1)	The option grant to the Chairman of the Board on September 1, 2007 was for the number of shares having an economic value of $50,000 based on the closing price of the Company’s Common Stock on August 31, 2007, which was $45.98 per share. The option grant to the other non-employee Directors on September 1, 2007 was for the number of shares having an economic value of $45,000 based on the closing price of the Company’s Common Stock on August 31, 2007, which was $45.98 per share. The economic value in each case was converted into the number of shares issuable upon exercise of the option in the manner described in “Compensation Disclosure and Analysis — 2007 Long Term Incentive Plan Awards.”

(2)	The restricted stock unit grant to the Chairman of the Board on September 1, 2007 was for the number of shares having an economic value of $50,000 based on the closing price of the Company’s Common Stock on August 31, 2007, which was $45.98 per share. The economic value in each case was converted into the number of shares issuable in the manner described in “Compensation Disclosure and Analysis — 2007 Long Term Incentive Plan Awards.” The restricted stock and restricted stock units vest in substantially equal installments over 3 years.

Cash Compensation

As of September 1, 2007, all meeting attendance fees remained unchanged. Board members also were reimbursed for reasonable travel and other business expenses incurred in connection with their attendance at

Board and Committee meetings and other Company-requested functions and their performance of other responsibilities as Directors of the Company.

Deferred Compensation

Pursuant to the United Stationers Inc. Non-employee Directors’ Deferred Stock Compensation Plan (the “Directors’ Deferred Compensation Plan”), non-employee Directors may defer receipt of fifty percent or more of their retainer and meeting fees. Deferred fees are credited quarterly to each participating Director in the form of stock units, based on the fair market value of the Company’s Common Stock on the quarterly deferral date. Deferred stock unit accounts are eligible for additional dividend equivalent credits, if the Company declares and pays any dividends on the Company’s Common Stock during the relevant period.

Each stock unit account generally is distributed and settled in whole shares of the Company’s Common Stock on a one-for-one basis, with a cash-out of any fractional stock unit interests, after the participant ceases to serve as a Company Director. Participants in the Directors’ Deferred Compensation Plan may elect to receive settlement of their stock unit accounts either by delivery of the aggregate whole shares in their respective accounts after the cessation of their service as Directors or in substantially equal installments over a period of not more than five years thereafter. If a participating Director dies before the distribution of his or her entire stock unit account, the balance remaining in the account becomes payable in cash in a lump sum to the Director’s designated beneficiary.

Equity Compensation

As a result of the 2007 review, the Company’s Board of Directors approved an increase in the economic value of equity compensation provided annually to Directors to be split equally between restricted stock and stock options. The equity compensation was increased from $75,000 to $90,000 for each non-employee director other than the Chairman of the Board who’s equity compensation was increased from $85,000 to $100,000. The Board approved the grant to each non-employee Director of a non-qualified stock option to purchase shares of the Company’s Common Stock. Each non-employee Director other than the Chairman of the Board received an option to purchase 2,715 shares of the Company’s Common Stock in 2007 and also received 763 restricted stock units (except in the case of Mr. Zillmer who received 763 shares of restricted stock). In consideration of his additional responsibilities as the lead independent director, the Chairman of the Board received an option to purchase 3,106 shares of the Company’s Common Stock and also received 848 restricted stock units. All restricted shares and restricted stock units vest in substantially equal installments over three years. The Company expects to make similar grants to its non-employee Directors on an annual basis.

2007 Director Compensation Table

In 2007, the Company provided the following annual compensation to directors who are not employees. Mr. Gochnauer is an employee director who receives no additional compensation for serving on the Board of Directors.

	Fees Earned	Stock
	or Paid	Awards	Option
Name	in Cash ($)(1)	($)(2)	Awards ($)(2)	Total ($)

Frederick B. Hegi, Jr.	94,500	5,548	60,483	160,531
Jean S. Blackwell	54,418	5,017	7,993	67,428
Charles K. Crovitz	104,500	5,017	40,551	150,068
Daniel J. Good	123,500	5,017	52,760	181,277
Ilene S. Gordon	82,500	5,017	52,760	140,277
Roy W. Haley	103,500	5,017	52,760	161,277
Benson P. Shapiro	92,000	5,017	52,760	149,777
John J. Zillmer	96,000	5,017	55,836	156,853

(1)	The following directors deferred 2007 cash compensation into their deferred share accounts under the United Stationers Inc. Non-employee Directors’ Deferred Stock Compensation Plan (as described below under “Director Compensation — Deferred Compensation”):

		Deferred Shares Added
Name	2007 Cash Deferred ($)	to Accounts (#)

Frederick B. Hegi, Jr.	94,500	1,708
Jean S. Blackwell	54,418	1,050
Benson P. Shapiro	92,000	1,648

(2)	During 2007, each non-employee director other than the Chairman of the Board received an option to purchase 2,715 shares of the Company’s Common Stock and also received a grant of 763 restricted stock units (except in the case of Mr. Zillmer who received 763 shares of restricted stock). In consideration of his role the Chairman received an option to purchase 3,016 shares and also received a grant of 848 restricted stock units. Amounts in this column represent the expenses recognized in the Company’s 2007 financial statements related to options, restricted stock and restricted stock units granted in 2007, 2006, 2005 and 2004. The directors’ outstanding stock option grants as of December 31, 2007 are shown below. See “— Equity Compensation” for more information. Also, a discussion of the assumptions used in calculating these values may be found in Note 3 “Share-Based Compensation” of our audited financial statements on pages 57-60 of our annual report on Form 10-K.

Directors Outstanding Option and Stock Awards at December 31, 2007

	Aggregate	Aggregate
	Option Awards	Stock Awards	Grant Date
	Outstanding	Outstanding	Fair Value
	as of	as of	of Stock and Option
	December 31,	December 31,	Awards
	2007(#)	2007(#)	made during 2007 ($)

Frederick B. Hegi, Jr.	63,534	848	92,484
Jean S. Blackwell	3,838	763	101,200
Charles K. Crovitz	12,437	763	83,232
Daniel J. Good	34,937	763	83,232
Ilene S. Gordon	28,937	763	83,232
Roy W. Haley	28,937	763	83,232
Benson P. Shapiro	28,937	763	83,232
John J. Zillmer	17,437	763	83,232

EQUITY COMPENSATION PLAN INFORMATION

Overview

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of stock options and the settlement of stock units outstanding under the Company’s equity compensation plans as of December 31, 2007.

			Number of Securities
			Remaining
			Available for
	Number of	Weighted	Future Issuance
	Securities to be	Average	under Equity
	Issued upon	Exercise Price of	Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding	Options,	Securities
	Options, Warrants	Warrants and	Reflected in
	and Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
Amended 2004 Long-Term Incentive Plan	2,158,062	$48.13	2,159,190
2000 Management Equity Plan	471,015	$33.58	—
1992 Management Equity Plan	198,505	$30.23	—
Nonemployee Directors’ Deferred Compensation Plan	39,157	—	40,340
Equity compensation plans not approved by security holders	—	—	—

Total	2,866,739	$44.45	2,199,530

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Human Resources Committee of our Board of Directors. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to the beneficial ownership of Common Stock by each person or group who is known by the Company to own beneficially more than five percent of its outstanding Common Stock.

	Number of Shares
	of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Neuberger Berman Inc. and various affiliated entities(1)	2,565,195	11%
605 Third Avenue, 41st Floor New York, New York 10158
Barclays Global Investors, NA, and various affiliated entities(2)	1,959,124	8.4%
45 Fremont Street San Francisco, CA 4105
Wellington Management Company, LLP(3)	1,777,881	7.6%
75 State Street Boston, Massachusetts 02108
Farallon Partners, L.L.C. and various affiliated entities(4)	1,437,226	6.1%
227 West Trade Street, Suite 2140 Charlotte, NC 28202
Vanguard Group, Inc. and various affiliated entities(5)	1,329,432	5.7%
100 Vanguard Blvd. Malvern, PA 19355
Snyder Capital Management, L.P.(6)	1,226,998	5.2%
One Market Plaza Steuart Tower, Suite 1200 San Francisco, CA 94105

(1)	This information is based on a Schedule 13G amendment filed with the SEC on February 12, 2008, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2007, by Neuberger Berman Inc. (“Neuberger”) and various affiliated entities. Of the shares set forth above, Neuberger reported shared dispositive power with respect to 2,565,195 shares, sole voting power with respect to 48,856 shares and shared voting power with respect to 2,129,328 shares. Neuberger Berman, LLC (“Neuberger LLC”) and Neuberger Berman Management, Inc. (“Neuberger Management”) serve as sub-adviser and investment manager, respectively, of Neuberger’s various investment funds. As such, Neuberger LLC has sole voting power with respect to 48,856 shares, shared voting power with respect to 2,129,328 and shared dispositive power with respect to 2,565,195 shares. Neuberger Management has shared voting and shared dispositive power with respect to 2,129,328 shares. Neuberger Berman Equity Funds has shared voting power and shared dispositive power with respect to 2,113,228 shares. The remaining balance of the 2,565,195 shares as to which Neuberger reported shared dispositive power are held by individual client accounts under Neuberger’s management as a registered investment adviser. Neuberger disclaims any economic interest in such shares, as Neuberger’s clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares. Neuberger is the parent holding company that owns 100% of Neuberger LLC and Neuberger Management.

(2)	This information is based on a Schedule 13G filed with the SEC on February 7, 2008, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2007, by Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”) and Barclays Global Investors, Ltd (“Barclays Ltd”). Of the 1,959,124 shares reported as beneficially owned, on a combined basis, Barclays Investors, Barclays Advisors and Barclays Ltd had sole voting power with respect to an aggregate of 1,543,203 shares and sole dispositive power with respect to all 1,959,124 shares. Such shares were reported as held by such entities in trust accounts for the economic benefit of the account beneficiaries.

(3)	This information is based on a Schedule 13G amendment filed with the SEC on February 14, 2008, reporting the shares of the Company’s Common Stock that Wellington Management Company, LLP (“WMC”) may be deemed to beneficially own, as of December 31, 2007, in its capacity as investment adviser. WMC reported that it may be deemed to have beneficial ownership of 1,777,881 shares. WMC has shared voting power with respect to 1,520,635 shares and shared dispositive power with respect to 1,757,581 beneficially owned shares. All such shares were reported to be owned of record by individual clients which have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares.

(4)	This information is based on a Form 13D/A filed with the SEC on March 27, 2008, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned as of March 27, 2008 by Farallon Partners, L.L.C. and various affiliated persons and entities. Farallon Capital Management, L.L.C. reported that the shares listed above are beneficially owned by the following entities:

Number of Common Shares
Beneficial Owner	Beneficially Owned

Farallon Capital Partners, L.P.*	273,780
Farallon Capital Institutional Partners, L.P.*	244,280
Farallon Capital Institutional Partners II, L.P.*	25,970
Farallon Capital Institutional Partners III, L.P.*	26,510
Tinicum Partners, L.P.*	9,610
Farallon Capital Offshore Investors II, L.P.*	254,110
Noonday Capital Partners, L.L.C.*	21,300
Farallon Capital Management, L.L.C.*	581,066

Farallon Capital Management, L.L.C. provided the following details concerning the beneficial ownership reported above:

*	As the general partner of each of the noted partnerships (such partnerships being the “Farallon Partnerships”), and as the managing member of Noonday Capital Partners, L.L.C. (the “Noonday LLC”), Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships and the Noonday LLC. As the manager of Farallon Capital Offshore Investors, Inc. and Noonday Offshore, Inc. (“the Managed Account(s)”), Farallon Capital Management, L.L.C. (“FCM”), may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Managed Account(s). As the managing members of FPLLC and FCM, each of William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J.M. Spokes and Mark C. Wehrly (together, the “Farallon Managing Members”), and as senior managing member of FPLLC and FCM, Thomas F. Steyer (the “Farallon Senior Managing Member”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). As investment sub-advisers to FPLLC and FCM, each of Noonday G.P. (U.S.), L.L.C. (the “First Noonday Sub-adviser”) and Noonday Asset Management, L.P. (the “Second Noonday Sub-adviser”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). Noonday Capital, L.L.C. (the “Noonday General Partner”), as the general partner of the Second Noonday Sub-adviser, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). As the managing members of the First Noonday Sub-adviser and the Noonday General Partner, David I. Cohen and Saurabh K. Mittal (together, the “Noonday Managing Members”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships, the Noonday LLC and the Managed Account(s). Each of FPLLC, FCM, the First Noonday Sub-adviser, the Second Noonday Sub-adviser, the Noonday General Partner, the Farallon Managing Members, the Farallon Senior Managing Member and the Noonday Managing Members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution.

(5)	This information is based on a Schedule 13G filed with the SEC on February 12, 2008, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned as of

December 31, 2007, by the Vanguard Group, Inc. (“Vanguard”). Vanguard reported that it may be deemed to have beneficial ownership of 1,329,432 shares. Vanguard has sole voting power with respect to 25,854 shares and sole dispositive power with respect to 1,329,432 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard is the beneficial owners of 36,660 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(6)	This information is based on a Schedule 13G filed with the SEC on February 14, 2008 reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned as of December 31, 2007 by Snyder Capital Management, L.P. (“Snyder Capital”) and Snyder Capital Management, Inc. (“Snyder”). Of the 1,266,898 shares reported as beneficially owned, on a combined basis, Snyder Capital and Snyder have shared voting power with respect to an aggregate 1,176,198 shares and shared dispositive power with respect to all 1,266,898 shares.

Security Ownership of Management

To the Company’s knowledge, the following table reflects the beneficial ownership of the Company’s Common Stock as of March 17, 2008 by each Company Director, each named executive officer and all of the Company’s Directors and executive officers as a group. Unless otherwise indicated, each beneficial owner listed in the table holds sole voting and investment power over the shares listed as beneficially owned by him or her.

	Number of Shares of
	Common Stock
Name of Beneficial Owner	Beneficially Owned(1)		Percent of Class

Jean S. Blackwell	1,261	(2)(5)	*
Charles K. Crovitz	5,613	(3)	*
Daniel J. Good	94,999	(4)	*
Ilene S. Gordon	33,201	(5)(6)	*
Roy W. Haley	25,313	(3)	*
Frederick B. Hegi, Jr.	631,405	(5)(7)	2.7%
Benson P. Shapiro	25,313	(3)(5)	*
John J. Zillmer	10,613		*
Richard W. Gochnauer	413,886	(8)	1.8%
Victoria J. Reich	11,567		*
Kathleen S. Dvorak	9,571		*
P. Cody Phipps	123,568		*
Mark J. Hampton	2,440		*
Patrick T. Collins	72,449		*
All current Directors and Executive Officers as a Group (22 persons)	1,705,688		7.0%

*	Represents less than 1%

(1)	In accordance with applicable SEC beneficial ownership rules, includes shares of the Company’s Common Stock that may be acquired within 60 days after March 17, 2008 through the exercise of stock options exercisable as of such date, as follows: Mr. Crovitz, 4,850 shares; Mr. Good, 27,350 shares; Ms. Gordon, 21,350 shares; Mr. Haley, 21,350 shares; Mr. Hegi, 54,996 shares; Dr. Shapiro, 21,350 shares; Mr. Zillmer, 9,850 shares; Mr. Gochnauer, 373,451 shares; Mr. Phipps, 114,219 shares; Mr. Collins, 69,618 shares; and all current Directors and executive officers as a group, 910,000 shares.

(2)	In addition to the shares referenced in Note 5, includes 763 restricted stock units issued in September 2007.

(3)	In addition to the shares referenced in Note 1, includes 763 restricted stock units issued in September 2007.

(4)	Includes 34,798 shares owned by Good Capital Co., Inc. (“Good Capital”). Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly, may be deemed to share voting and dispositive power and therefore beneficially own such shares. Mr. Good disclaims beneficial ownership of the shares owned by Good Capital except to the extent of his beneficial interest therein. Also includes 32,088 shares held of record by Mr. Good and 763 restricted stock units issued in September 2007.

(5)	Includes shares issuable shortly after the participant’s cessation of service as a Director on a one-for-one basis in satisfaction of fully vested deferred stock units credited under the Directors’ Deferred Compensation Plan, as follows: Ms. Blackwell, 498 shares, Ms. Gordon, 8,988 shares and Mr. Hegi, 14,215 shares. Does not include the 13,766 shares issuable in settlement of fully vested deferred stock units credited to Dr. Shapiro under the same plan, as he has elected to defer receipt of such shares over a two-year period following termination of his service as a Director.

(6)	In addition to the shares referenced in Notes 1, 5 includes 1,000 shares with respect to which Ms. Gordon may be deemed to have shared voting and dispositive power with her spouse. Also includes 763 restricted stock units issued in September 2007.

(7)	In addition to the shares referenced in Notes 1, 5 includes (i) 333,223 shares held of record by Mr. Hegi; (ii) 42,312 shares held of record by a family company of which he is managing partner; (iii) 2,500 shares held in the Hegi Family Foundation; and (iv) 179,311 shares held in trust for his benefit and for which he serves as trustee. Also includes 848 restricted stock units issued in July 2007.

(8)	In addition to the shares referenced in Note 1, includes 23,703 shares held of record by Mr. Gochnauer. Also includes 16,732 restricted shares issued in September 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC reports of holdings and transactions in the Company’s Common Stock. Based on its review of such reports furnished to the Company and on written representations from the Company’s Directors and executive officers, the Company believes that disclosure is required hereunder for the following late filings of 2007 Section 16(a) reports:

		Number of Transactions Not
Director	Number of Late Reports	Reported on a Timely Basis

Jeffrey G. Howard	1	1
Robert J. Kelderhouse	1	1

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Company’s Board of Directors consists of the four non-employee Directors named below. Each member of the Audit Committee is independent, as defined by the current NASDAQ listing standards and Rule 10A-3 of the Exchange Act. No member of the Audit Committee received any compensation from the Company during 2007 other than for services as a member of the Board or one or more of its Committees.

The Board of Directors has determined that all Audit Committee members are financially literate and at least two members have financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley and Jean S. Blackwell each qualify as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Audit Committee Charter and Responsibilities

The Audit Committee operates under and regularly reviews a written charter originally adopted by the Board of Directors in February 2000, amended as of July 26, 2005, and most recently affirmed as of July 24, 2007. The Audit Committee charter may be found under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The Audit Committee assists the Company’s Board of Directors in fulfilling its responsibilities for oversight of: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent registered public accountants; (4) performance of the internal audit function; and (5) the Company’s legal, regulatory and ethical compliance programs.

The Company’s management has primary responsibility for preparing the Company’s financial statements and for establishing and maintaining its financial reporting processes and internal controls. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such financial statements with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accountants are responsible for auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting as well as management’s assessment of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB.

The Audit Committee has the sole authority to select, appoint and, if appropriate, terminate the engagement of the independent registered public accountants. As described under “Proposal 2: Ratification of the Selection of Independent Registered Public Accountants — Audit Committee Pre-Approval Policy,” the Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of all audit and permitted non-audit services performed for the Company by its independent registered public accountants.

Audit Committee Report

In this context, the Audit Committee reports as follows with respect to the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2007:

The Audit Committee has reviewed and discussed the Company’s audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, the independent registered public accountants’ evaluation of the Company’s internal control over financial reporting and the related reports of the independent registered public accountants with the Company’s management, its chief internal auditor and its independent registered public accountants, with and without management present.

The Audit Committee has discussed with the independent registered public accountants matters relating to the independent registered public accountants’ judgment about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting, the reasonableness of significant judgments and the clarity of financial statement disclosures, as required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has discussed with the independent registered public accountants their independence from the Company and its management, as well as the matters in the written disclosures received from them in accordance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has received a letter from the Company’s independent registered public accountants confirming their independence and has discussed the letter with them. In addition, the Audit Committee has considered the non-audit services provided by the independent registered public accountants and discussed with the independent registered public accountants’ their independence.

The Audit Committee has reviewed with the independent registered public accountants and internal auditors their respective audit plans, audit scope and identification of audit risks. It has discussed the internal audit function’s organization, responsibilities and activities with the Company’s management, its internal auditors and the independent registered public accountants. The Audit Committee periodically met with both the internal auditors and the independent registered public accountants, with and without management present, to discuss the results of their respective evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. It also met periodically to discuss such matters in executive session.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Members of the Audit Committee:

Roy W. Haley, Chair
Jean S. Blackwell
Daniel J. Good
John J. Zillmer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No relationships and/or related party transactions have been identified for disclosure.

Related Person Transaction Approval Policy

In March 2008, our Board of Directors adopted a written related person transaction approval policy, which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in the Company’s filings with the Securities and Exchange Commission. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which the Company (including any subsidiaries) is or will be a participant and in which a related person (as defined in Item 404 of Regulation S-K) has a direct or indirect interest, but exempts the following:

•	payment of compensation by the Company to a related person for the related person’s service to the Company as a director, officer or employee;

•	transactions available to all employees or all shareholders of the Company on the same terms;

•	transactions, which when aggregated with the amount of all other transactions between the Company and a related person (or any entity in which the related person has an interest), involve less than $120,000 in a fiscal year; and

•	transactions in the ordinary course of business at the same prices and on the same terms as are made available to customers of the Company generally.

The Audit Committee of our Board of Directors must approve any related person transaction subject to this policy before commencement of the related person transaction. If such a transaction is not identified until after it has commenced, it must then be brought to the Audit Committee, which will consider all options, including approval, ratification, amendment, denial, termination or, if the transaction is completed, rescission. The Audit Committee will analyze the following factors, in addition to any other factors the committee deems appropriate, in determining whether to approve or ratify a related person transaction:

•	whether the terms are fair to the Company;

•	whether the transaction is material to the Company;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interests of all related persons in the related person transaction.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon the Company and the related person taking any actions that the Audit Committee deems appropriate. The Audit Committee has delegated to its chairperson authority to approve or take any other action with respect to a related person transaction that the Committee itself would be authorized to take pursuant to this policy.

The information set forth under the caption “Governance and Board Matters — Director Independence” is incorporated herein by reference.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Company has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accountants in 2008, as it has done since 1995. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent registered public accountants in maintaining the integrity of Company financial controls and reporting. Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, should they choose to do so.

The following proposal will be presented for action at the Annual Meeting by direction of the Board of Directors:

RESOLVED, that action by the Audit Committee appointing Ernst & Young LLP as the Company’s independent registered public accountants to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2008 is hereby ratified, confirmed and approved.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Fee Information

General.  The following table presents information with respect to fees incurred for the indicated professional services rendered by E&Y during each of the last two years (dollars in thousands).

Type of Fees	2007	2006

Audit Fees	$1,520	$1,459
Audit-Related Fees	198	100
Tax Fees	49	95
All Other Fees	—	—

Total	$1,767	$1,654

Audit Fees.  “Audit Fees” included fees for professional services rendered for the 2007 and 2006 audits of the consolidated financial statements of the Company included in the Company’s Annual Reports on Form 10-K, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits, regulatory filings or engagements and accounting consultations on matters related to the annual audits or interim reviews. Audit fees for 2007 and 2006 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007 and 2006, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2007 and 2006, these fees included employee benefit plan audits, accounting consultations and audit services regarding the Company’s receivables securitization program. The increase in audit-related fees is due primarily to acquisition-related due diligence services performed in 2007.

Tax Fees.  “Tax Fees” are fees for professional services performed by E&Y with respect to tax compliance, tax advice and tax planning. For 2007 and 2006, the fees were primarily related to transfer pricing studies.

All Other Fees.  “All Other Fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policy

Under applicable SEC rules, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accountants, subject to certain de minimis exceptions and prohibitions against the provision of certain types of non-audit services. These SEC rules are designed to assure that the provision of services by the independent registered public accountants does not impair its independence from the Company.

Consistent with applicable SEC rules, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy sets forth the procedures and conditions pursuant to which the Audit Committee may pre-approve audit and permissible non-audit services proposed to be performed by the independent registered public accountants.

Pursuant to the Pre-Approval Policy, the Audit Committee will consider annually and, if appropriate, approve the provision of all audit services to the Company by the independent registered public accountants. Any changes to any previously approved audit services, terms or fees require the further specific pre-approval of the Audit Committee.

Under the Pre-Approval Policy, the Audit Committee also will consider and, if appropriate, pre-approve the provision by the independent registered public accountants of permitted audit-related, tax or other non-audit services. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee provides for a different period or earlier terminates such services. Any such pre-approval will be subject to a dollar limit specified by the Audit Committee. The Audit Committee periodically reviews, and from time-to-time may revise, the list of general pre-approved services. Any proposed new services, and any previously approved services anticipated to exceed the respective fee limits previously established for such services, must be separately approved.

The Pre-Approval Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority for permitted non-audit services. The member to whom such authority is delegated must report any pre-approval decisions, for informational purposes, to the Audit Committee at its next regularly scheduled meeting.

The Company’s Vice President, Controller and Chief Accounting Officer monitors the performance of all services provided by the independent registered public accountants for compliance with the Pre-Approval Policy. The Audit Committee periodically reviews reports summarizing all services and related fees and expenses being provided to the Company by the independent registered public accountants.

STOCKHOLDER PROPOSALS

Deadline for Inclusion in Proxy Statement

Any proposal that a stockholder wants the Company to consider including in its Proxy Statement and form of proxy relating to the Company’s 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company, c/o United Stationers Inc., One Parkway North Boulevard, Suite 100, Deerfield, Illinois 60015, not later than December 10, 2008 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Any stockholder proposal that the stockholder does not want the Company to consider including in its proxy statement for an annual meeting of stockholders, but does intend to introduce at the meeting, as well as any proposed stockholder nomination for the election of directors at an annual meeting, must comply with the advance notice procedures set forth in the Company’s current Restated Certificate of Incorporation in order to be properly brought before that annual meeting. To comply with those procedures, a director nomination can be submitted only by a stockholder entitled to vote in the election of directors generally and written notice of such a stockholder’s intent to make such nomination at the Company’s 2009 Annual Meeting must be given to the Company’s Secretary at the address in the preceding paragraph not later than February 13, 2009. Our Restated Certificate of Incorporation also includes advance notice requirements applicable to special meetings of stockholders. Any other stockholder proposals must be submitted in writing to the Secretary of the Company at the address given in the prior paragraph not later than the close of business on the tenth day after notice of the Company’s 2009 Annual Meeting of Stockholders is first given to stockholders.

In addition to these timing requirements, the Company’s Restated Certificate of Incorporation also prescribes informational content requirements for director nominations and other proposals by stockholders. See “Governance and Board Matters — Consideration of Director Nominees” above for more information about the informational content requirements for stockholder notices relating to intended director nominations. Any other stockholder proposal notice generally must set forth a brief description of the matter proposed to be brought before the annual meeting, the name and address of the stockholder making the proposal, the number of shares beneficially owned by the stockholder and any material interest of the stockholder in such proposed matter.

OTHER BUSINESS

The Company does not know of any other matters to be presented or acted upon by stockholders at the Annual Meeting. If any matter is presented at the meeting on which a vote may properly be taken, the persons named as proxies in the accompanying proxy card will vote the shares they represent in accordance with their judgment as to the best interests of the Company.

Your vote is important. Please complete, sign and date the accompanying proxy card with your voting instructions and return it in the enclosed postage-prepaid envelope or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.

By Order of the Board of Directors,

Eric A. Blanchard
Secretary

c/o National City Bank Shareholder Services Operations Locator 5352 P.O.Box 94509 Cleveland, OH 44101-4509
Vote by Telephone
Have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
Vote by Internet
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by telephone or Internet 24 hours a day, 7 days a week

Vote by Telephone
Call toll-free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on May 13, 2008 to be counted in the final tabulation.
See below for special deadline for Employee Stock Purchase Plan shares.
If you vote by telephone or Internet, please do not send your proxy card by mail.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê
United Stationers Inc.                                                                        Proxy / Voting Instruction Card
The undersigned hereby appoints FREDERICK B. HEGI, JR., VICTORIA J. REICH AND ERIC A. BLANCHARD, or any of them, as proxies, with full power of substitution and with all the powers the undersigned would possess if present, to vote all the shares of common stock of UNITED STATIONERS INC. (the “Company”) which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders to be held at the Company’s offices located at One Parkway North Boulevard, Deerfield, Illinois on Wednesday, May 14, 2008, at 2:00 p.m., Central Time, and at any adjournment thereof. This card also serves as voting instructions to Computershare Trust Company, as Plan Agent of the United Stationers Inc. Employee Stock Purchase Plan. The Plan Agent will vote the shares of the Company’s common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. Your vote must be received by 11:59 p.m., Eastern Time, on May 9, 2008, to ensure that your Employee Stock Purchase Plan shares are voted at the meeting.

Signature

Signature (if jointly held)

Date:	, 2008

Please date and sign exactly as your name appears to the left. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

PLEASE VOTE BY TELEPHONE OR INTERNET OR SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

Your vote is important!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting.
ê Please fold and detach card at perforation before mailing. ê

United Stationers Inc.	Proxy / Voting Instruction Card
This proxy is solicited on behalf of the Board of Directors of United Stationers Inc.
This proxy will be voted as directed by the undersigned. If no direction is given, this proxy will be voted FOR the two proposals listed below. In their discretion, the proxies may vote upon any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR the following proposals:

1.	Election of three directors to serve for a three-year term expiring in 2011.

	Nominees:	(1) Richard W. Gochnauer (2) Daniel J. Good (3) Jean S. Blackwell

	❑ FOR all listed director nominees		❑ WITHHOLD AUTHORITY to vote for all listed director nominees

To withhold authority to vote for any nominee, write the nominee’s name on the line below:

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

	❑ FOR	❑ AGAINST	❑ ABSTAIN

❑ MARK HERE IF YOU PLAN TO ATTEND THE MEETING.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.